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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Smart & Final Stores, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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600 Citadel Drive
Commerce, CA 90040

March 25, 2016

Dear Stockholder,

        You are cordially invited to attend the Annual Meeting of Stockholders of Smart & Final Stores, Inc. (the "Company") to be held on Thursday, May 19, 2016 at 10:00 A.M. Pacific Time at the DoubleTree Hotel, Ballroom, 5757 Telegraph Road, Commerce, California 90040.

        The agenda for the Annual Meeting includes:

  •
  the election of three Class II directors for three-year terms expiring in 2019 (Proposal 1);

  •
  the ratification of Ernst & Young LLP as independent auditors for our 2016 fiscal year (Proposal 2); and

  •
  an advisory vote to approve the compensation paid to our named executive officers (commonly known as a "say-on-pay" proposal) (Proposal 3).

        The Company's Board of Directors recommends a vote FOR the election of the three Class II directors, FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors and FOR the approval, on an advisory basis, of compensation paid to our named executive officers.

        Your interest in the Company and your vote are very important to us. The enclosed proxy materials contain detailed information regarding the business that will be considered at the Annual Meeting. It is important that all stockholders participate in the affairs of the Company, regardless of the number of shares owned. Accordingly, we encourage you to read the proxy materials and vote your shares as soon as possible. You may vote your proxy via the Internet or telephone or, if you received a paper copy of the proxy materials, by mail by completing and returning the proxy card.

        On behalf of the Company, I would like to express our appreciation for your ongoing interest in Smart & Final Stores, Inc.

Very truly yours,
David G. Hirz President and Chief Executive Officer

SMART & FINAL STORES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2016

TIME	10:00 A.M. Pacific Time on Thursday, May 19, 2016
PLACE	DoubleTree Hotel Ballroom 5757 Telegraph Road Commerce, California 90040
ITEMS OF BUSINESS	(1)
To elect three Class II directors for three-year terms expiring at the 2019 Annual Meeting of Stockholders once their respective successors have been duly elected and qualified or until their earlier resignation or removal (Proposal 1).
	(2)	To ratify the appointment of Ernst & Young LLP as independent auditors for our 2016 fiscal year (Proposal 2).
	(3)	To approve, by non-binding vote, the compensation paid to our named executive officers, as disclosed in these proxy materials (commonly known as a "say-on-pay" proposal) (Proposal 3).
	(4)	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
RECORD DATE	You are entitled to vote only if you were a stockholder of record at the close of business on March 24, 2016.
PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote online at www.proxyvote.com or via telephone by calling 1-800-690-6903, or to complete and return a proxy card (no postage is required).

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 19, 2016: As permitted by rules adopted by the Securities and Exchange Commission, rather than mailing a full paper set of these proxy materials, we are mailing to many of our stockholders only a notice of internet availability of proxy materials containing instructions on how to access these proxy materials and submit their respective proxy votes online. This proxy statement, our 2015 Annual Report on Form 10-K and the proxy card are available at www.proxyvote.com. You will need your notice of internet availability or proxy card to access these proxy materials.

March 25, 2016	Leland P. Smith Secretary

600 Citadel Drive
Commerce, California 90040

PROXY STATEMENT

        The Board of Directors (the "Board") of Smart & Final Stores, Inc., a Delaware corporation (the "Company," "we," "us" or "our"), has prepared this document to solicit your proxy to vote upon certain matters at the Company's 2016 Annual Meeting of Stockholders (the "Annual Meeting").

        These proxy materials contain information regarding the Annual Meeting, to be held on May 19, 2016, beginning at 10:00 A.M. Pacific Time at the DoubleTree Hotel, Ballroom, 5757 Telegraph Road, Commerce, California 90040, and at any adjournment or postponement thereof. As permitted by the rules adopted by the Securities and Exchange Commission (the "SEC"), rather than mailing a full paper set of these proxy materials, we are mailing to many of our stockholders only a notice of internet availability of proxy materials (the "Notice") containing instructions on how to access and review these proxy materials and submit their respective proxy votes online. If you receive the Notice and would like to receive a paper copy of these proxy materials, you should follow the instructions for requesting such materials located at www.proxyvote.com.

QUESTIONS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

        It is anticipated that we will begin mailing this proxy statement, the proxy card, our 2015 Annual Report on Form 10-K (the "Annual Report") on or about March 30, 2016. It is also anticipated that we will begin mailing the Notice, and that these proxy materials will first be made available online to our stockholders, on or about March 30, 2016. The information regarding stock ownership and other matters in this proxy statement is as of March 24, 2016 (the "Record Date"), unless otherwise indicated.

What may I vote on?

        You may vote on the following proposals:

  •
  the election of three Class II directors for three-year terms expiring at the 2019 Annual Meeting of Stockholders once their respective successors have been duly elected and qualified, or their earlier resignation or removal (Proposal 1);

  •
  the ratification of the appointment of Ernst & Young LLP ("Ernst &Young") as independent auditors for our 2016 fiscal year (Proposal 2); and

  •
  the approval, by non-binding vote, of the compensation paid to our named executive officers, as disclosed in these proxy materials (commonly known as a "say-on-pay" proposal) (Proposal 3).

        THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE CLASS II DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE INDEPENDENT AUDITORS AND FOR THE APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY").

Who may vote?

        Stockholders of record of our common stock, par value $0.001 per share ("common stock"), at the close of business on the Record Date are entitled to receive the Notice and these proxy materials and to vote their respective shares at the Annual Meeting. Each share of common stock is entitled to one vote on each matter that is properly brought before the Annual Meeting. As of the Record Date, 73,659,156 shares of common stock were outstanding.

How do I vote?

        We encourage you to vote your shares via the Internet. How you vote will depend on how you hold your shares of common stock.

Stockholders of Record

        If your common stock is registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered a stockholder of record with respect to those shares, and a full paper set of these proxy materials is being sent directly to you. As a stockholder of record, you have the right to vote by proxy.

        You may vote by proxy in any of the following three ways:

        Internet.    Go to www.proxyvote.com to use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the website.

        Phone.    Call 1-800-690-6903 using any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call.

        Mail.    Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

        Voting by any of these methods will not affect your right to attend the Annual Meeting and vote in person. However, for those who will not be voting in person at the Annual Meeting, your final voting instructions must be received by no later than 11:59 p.m. on May 18, 2016.

Beneficial Owners

        Most of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own names. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in "street name", and the Notice is being forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote. Your broker, bank or nominee has enclosed a voting instruction form for you to use in directing the broker, bank or nominee on how to vote your shares. If you hold your shares through a New York Stock Exchange ("NYSE") member brokerage firm, such member brokerage firm has the discretion to vote shares it holds on your behalf with respect to Proposal 2 (the ratification of Ernst & Young as independent auditors for our 2016 fiscal year), but not with respect to Proposal 1 (the election of three Class II directors) or Proposal 3 (the say-on-pay proposal), as more fully described under "What is a broker 'non-vote?"' below.

Can I change my vote?

        Yes. If you are the stockholder of record, you may revoke your proxy before it is exercised by doing any of the following:

  •
  sending a letter to us stating that your proxy is revoked;

  •
  signing a new proxy and sending it to us; or

  •
  attending the Annual Meeting and voting by ballot.

        Beneficial owners should contact their broker, bank or nominee for instructions on changing their votes.

How many votes must be present to hold the Annual Meeting?

        A "quorum" is necessary to hold the Annual Meeting. A quorum is a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting. They may be present at the Annual Meeting or represented by proxy. Abstentions and broker "non-votes" are not counted as votes cast either "FOR" or "AGAINST" a given proposal, but are counted as present and entitled to vote for purposes of determining a quorum.

How many votes are needed to approve the proposals?

        At the Annual Meeting, a "FOR" vote by a majority of votes cast is required for Proposal 1 (the election of three Class II directors), Proposal 2 (the ratification of Ernst & Young as independent auditors for our 2016 fiscal year) and Proposal 3 (the say-on-pay proposal).

        A "FOR" vote by a "majority of votes cast" means that the number of shares voted "FOR" exceeds the number of shares voted "AGAINST."

Where can I find the voting results of the Annual Meeting?

        The Company will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the SEC within four business days of the completion of the meeting.

What is an abstention?

        An abstention is a properly signed proxy card that is marked "abstain." Abstentions do not constitute votes "FOR" or votes "AGAINST."

What is a broker "non-vote?"

        If you are a beneficial owner of shares held in "street name" and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, such organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is commonly referred to as a broker "non-vote."

        The election of directors ("Proposal 1") and the say-on-pay proposal ("Proposal 3") are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without your instructions on non-routine matters. For your vote to be counted in the above proposals, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the meeting using the voting instruction form provided by your broker, bank or other nominee.

        The ratification of the appointment of Ernst & Young as our independent auditors for the fiscal year ending January 1, 2017 ("Proposal 2") is a matter considered routine under applicable rules. A broker, bank or other nominee may generally vote on routine matters.

Will any other matters be acted on at the Annual Meeting?

        If any other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will have discretion to vote on those matters. As of February 14, 2016, the date by which any proposal for consideration at the Annual Meeting submitted by a stockholder must have been received by us to be presented at the Annual Meeting, and as of the date of these proxy materials, we did not know of any other matters to be presented at the Annual Meeting.

Who pays for this proxy solicitation?

        We will pay the expenses of soliciting proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other means by our directors or associates. We will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing these proxy materials to the beneficial owners of common stock held of record by such persons.

Whom should I contact with other questions?

        If you have additional questions about these proxy materials or the Annual Meeting, please contact: Smart & Final Stores, Inc., 600 Citadel Drive, Commerce, California, 90040, Attention: Leland P. Smith, Telephone: (323) 869-7500.

 ELECTION OF THREE CLASS II DIRECTORS (PROPOSAL 1)

Board Structure and the Nominees

        The Board is comprised of nine directors. Pursuant to our Amended and Restated Certificate of Incorporation, the Board is divided into three classes. The members of each class serve for staggered, three-year terms. Upon the expiration of the term of a class of directors, the Nominating and Corporate Governance Committee of the Board (the "Nominating Committee") will recommend to the Board for its approval the slate of director nominees to be nominated for election for three-year terms at the Annual Meeting of Stockholders in the year in which the term of a class of directors expires.

        In connection with the Annual Meeting, the Board, upon the recommendation of the Nominating Committee, has nominated each of Andrew A. Giancamilli, Adam L. Stein and Kenneth I. Tuchman (together, the "Nominees") for reelection as a Class II director, for a three-year term expiring at our 2019 annual meeting of stockholders once their respective successors have been duly elected and qualified or until their earlier resignation or removal.

        Set forth below is information concerning our directors, and the key experience, qualifications and skills they bring to the Board.

The Nominees

        Andrew A. Giancamilli, 65, has served as a member of the Board since March 2013. Mr. Giancamilli served as President and Chief Executive Officer of Katz Group Canada Ltd., the Canadian subsidiary of the Katz Group of Companies, operators of over 1,800 traditional drug stores in Canada, from October 2003 to February 2012. Prior to joining Katz Group Canada, Mr. Giancamilli was with Canadian Tire Corporation Ltd., a Canadian retail conglomerate, from 2001 to 2003. Mr. Giancamilli also held several positions, including President and Chief Operating Officer, at Kmart Corporation, a discount retailer, from 1995 to 2001. From 1993 to 1995 he served as President and Chief Operating Officer of Perry Drug Stores, Inc., a U.S. based drug store chain. He began his career at Perry Drug Stores in 1975. Mr. Giancamilli currently serves as a director of the parent entity of 99 Cents Only Stores LLC, a deep-discount retailer, and served as its Interim President and Chief Executive Officer from May 2015 to September 2015. Mr. Giancamilli is currently a member of the Wayne State University School of Business Board of Visitors, and has also served as a member of the board of GS1 Canada, and as a member of the board of directors, and Chairman of the National Association of Chain Drug Stores (NACDS), the Canadian Association of Chain Drug Stores, the Canadian Opera Company and Sacred Heart Rehabilitation Center, and has served as a Trustee of the Detroit Opera House. With his more than 30 years of experience and strong record of performance in the retail industry, Mr. Giancamilli brings to the board extensive knowledge and expertise in the industries in which the Company operates.

        Adam L. Stein, 39, has served as a member of the Board since November 2012. Mr. Stein is a Partner in the Private Equity Group of Ares Management, an affiliate of our principal stockholder. Prior to joining Ares Management in 2000, Mr. Stein was a member of the Global Leveraged Finance Group at Merrill Lynch & Co. where he participated in the execution of leveraged loan, high yield bond and mezzanine financing transactions across various industries. Mr. Stein serves on the boards of directors of the parent entities of Floor and Decor Outlets of America, Inc., a specialty retailer of hard surface flooring and related accessories, The Neiman Marcus Group LLC, a luxury retailer, 99 Cents Only Stores LLC, a deep-discount retailer, and Guitar Center, Inc., a musical instruments retailer. Mr. Stein previously served on the board of directors of Maidenform Brands, Inc., an intimate apparel retailer. Mr. Stein also serves on the Advisory Board of the Los Angeles Food Bank. Mr. Stein graduated with distinction from Emory University's Goizueta Business School, where he received a BA in Business Administration with a concentration in Finance. Mr. Stein's experience working with and serving as a director of various companies in the retail industry controlled by private equity sponsors led to the conclusion that he should serve as a member of our board of directors.

        Kenneth I. Tuchman, 65, has served as a member of the Board since September 2015. Mr. Tuchman is currently, and since April 2010 has been, the Vice-Chairman of the investment and corporate banking groups of Bank of Montreal Capital Markets, a bank and financial consultant. From June 2007 to April 2009, Mr. Tuchman served as Vice-Chairman at Bank of America Merrill Lynch, where he focused on investment banking in the consumer and retail sector. From March 1997 to June 2007, he was Chairman of Global Banking for the Americas at Dresdner Kleinwort Ltd. (Wasserstein Perella Group). Prior to Wasserstein, Mr. Tuchman spent more than 16 years at Lehman Brothers, a financial services firm, where he was a Managing Director and Co-Head of the Global M&A Group. Mr. Tuchman also serves on the board of Gordmans Stores, Inc. (Nasdaq: GMAN), a department store chain, and of the Hank Aaron Chasing the Dream Foundation, and previously served on the board of directors of Parisian Department Stores and DeMoulas Market Basket Supermarkets, and as a member of the Board of Overseers at the University of Pennsylvania Law School. Mr. Tuchman received a Bachelor's of Science in Management from the State University of New York at Buffalo, Magna Cum laude with highest Distinction, Beta Gamma Sigma and holds MBA and J.D. degrees from the University of Pennsylvania. Mr. Tuchman brings to the Board over 35 years of experience as an investment banker and director who has worked with public and private, large and mid-cap company management teams to facilitate growth, funding and competitive positioning.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE THREE NOMINEES AS CLASS II DIRECTORS.

Directors Remaining in Office until Our 2017 Annual Meeting of Stockholders

        David G. Hirz, 60, has served as a member of the Board since January 2012, has served as our President and Chief Executive Officer since January 2012, and previously served as our President and Chief Operating Officer from April 2010 to January 2012. Additionally, Mr. Hirz has served as a member of our board of directors since January 2012. Prior to joining us in April 2010, Mr. Hirz was an executive with divisions of The Kroger Company, one of the world's largest supermarket operators, including President of Food4Less, a national warehouse grocery store chain of The Kroger Company, from 1999 to 2004 and from September 2007 to April 2010, and President of the Ralphs Grocery Company, the largest supermarket chain in Southern California, from March 2004 to September 2007. Previously, he held store and operations management positions with several retail grocery companies. Mr. Hirz is a graduate of California State University, Fullerton. Mr. Hirz brings significant senior leadership and both operational and industry experience to our board of directors, along with an extensive knowledge of the food retail and foodservice industries.

        David B. Kaplan, 48, has served as Chairperson of the Board since November 2012. Mr. Kaplan is a Co-Founder of Ares Management, an affiliate of our principal stockholder, and a Director and Partner of Ares Management GP LLC, Ares Management's general partner. He is a Partner of Ares Management, Co-Head of its Private Equity Group and a member of its Management Committee. He additionally serves on several of the Investment Committees for the Ares private equity funds. Mr. Kaplan joined Ares Management in 2003 from Shelter Capital Partners, LLC, where he was a Senior Principal from June 2000 to April 2003. From 1991 through 2000, Mr. Kaplan was affiliated with, and a Senior Partner of, Apollo Management, L.P. and its affiliates, during which time he completed multiple private equity investments from origination through exit. Prior to Apollo Management, L.P., Mr. Kaplan was a member of the Investment Banking Department at Donaldson, Lufkin & Jenrette Securities Corp., an investment banking and securities firm. Mr. Kaplan currently serves as Chairman of the board of directors of the parent entity of The Neiman Marcus Group LLC, a luxury retailer, and as a member of the board of directors of ATD Corporation, a replacement tire distributor, and the parent entities of 99 Cents Only Stores LLC, a deep-discount retailer, of Guitar Center, Inc., a musical instruments retailer, and Floor and Decor Outlets of America, Inc., a hard surface flooring and related accessories retailer. Mr. Kaplan's previous public company board of directors experience includes Maidenform Brands, Inc., an intimate apparel retailer, where he served as the company's Chairman, GNC Holdings, Inc., a specialty retailer of health and wellness products, Dominick's Supermarkets, Inc., a grocery store retailer, Stream Global Services, Inc., a business process outsourcing provider, Orchard Supply Hardware Stores Corporation, a home improvement retailer, and Allied Waste Industries Inc., a waste services company. Mr. Kaplan also serves on the Board of Directors of Cedars-Sinai Medical Center, is a Trustee of the Center for Early Education and serves on the President's Advisory Group of the University of Michigan. Mr. Kaplan graduated with High Distinction, Beta Gamma Sigma, from the University of Michigan, School of Business Administration with a B.B.A. concentrating in Finance. Mr. Kaplan's over 20 years of experience managing investments in, and serving on the boards of directors of, companies operating in various industries led to the conclusion that he should serve as chairperson of our board of directors.

        Joseph S. Tesoriero, 62, has served as a member of the Board since July 2014. Mr. Tesoriero is currently Chief Financial Officer of Barfresh Group, Inc., a beverage distributor, a role he has held since May 2015. Mr. Tesoriero was previously engaged as a financial advisor for Dole Asia Holding, Ltd. Pte, a wholly owned subsidiary of ITOCHU Corporation, from April 2013 to October 2013. Prior to this consulting engagement, Mr. Tesoriero served as Executive Vice President and Chief Financial Officer of Dole Food Company, Inc. ("Dole"), a producer, marketer and distributor of fresh fruits, fresh vegetables and packaged food products, from February 2010 until April 2013, and as Vice

President and Chief Financial Officer from August 2004 until February 2010 and Vice President of Tax from September 2002 until August 2004. While serving as a principal financial officer at Dole, Mr. Tesoriero was responsible for overseeing the financial performance of Dole in preparing and evaluating its financial statements. Mr. Tesoriero holds a B.S. in Accounting from Villanova University, a J.D. from New York Law School and an L.L.M. in Taxation from Boston University. He has been a member of the New York State Bar since 1978. Mr. Tesoriero brings to the board of directors over 30 years of experience working for publicly held companies, including significant experience as a senior financial executive in the food industry, engaged in globally sourcing, manufacturing, distributing and marketing a wide variety of branded and private label fresh produce and grocery items.

Directors Remaining in Office until Our 2018 Annual Meeting of Stockholders

        Norman H. Axelrod, 63, has served as a member of the Board since March 2013. Beginning in 1988, Mr. Axelrod served as Chief Executive Officer and a member of the board of directors of Linens 'n Things, Inc., a retailer of home textiles, housewares and decorative home accessories, was appointed as Chairman of its board of directors in 1997, and served in such capacities until its acquisition in February 2006. Mr. Axelrod is also the Chairman of the boards of directors of the parent entities of Guitar Center, Inc., a musical instruments retailer, and Floor and Decor Outlets of America, Inc., a specialty retailer of hard surface flooring and related accessories, and serves on the boards of directors of the parent entities of 99 Cents Only Stores LLC, a deep-discount retailer, Jaclyn, Inc., a handbags and apparel company, and The Neiman Marcus Group LLC, a luxury retailer. Mr. Axelrod has also previously served as the Chairman of the board of directors of GNC Holdings, Inc., a specialty retailer of health and wellness products, National Bedding Company LLC, a mattress and bedding product manufacturer, and Simmons Company, a mattress and bedding product manufacturer, and as a member of the board of directors of Reebok International Ltd., a leading worldwide designer and marketer of sports, fitness and casual footwear, apparel and equipment, and Maidenform Brands, Inc., an intimate apparel retailer. Mr. Axelrod has provided consulting services to certain Ares Management, L.P. ("Ares Management") entities. Mr. Axelrod received a B.S. in Management and Marketing from Lehigh University where he graduated summa cum laude and an M.B.A. from New York University. Mr. Axelrod's vast experience in the retail industry led to the conclusion that he should serve as a member of our board of directors.

        Dennis T. Gies, 36, has served as a member of the Board since November 2012. Mr. Gies is a Principal in the Private Equity Group of Ares Management, an affiliate of our principal stockholder. Mr. Gies joined Ares Management in 2006 from UBS Investment Bank where he participated in the execution of a variety of transactions including leveraged buyouts, mergers and acquisitions, dividend recapitalizations and debt and equity financings. Mr. Gies currently serves on the boards of directors of the parent entities of 99 Cents Only Stores LLC, a deep-discount retailer, and Sotera Defense Solutions, Inc., a national defense information technology contractor. Mr. Gies also serves on the Board of Trustees of the Center for Early Education. Mr. Gies graduated with a MS in Electrical Engineering from University of California, Los Angeles and magna cum laude with a BS in Electrical Engineering from Virginia Tech. Mr. Gies brings to our board of directors financial expertise, as well as experience as a private equity investor evaluating and managing investments in companies across various industries.

        Paul N. Hopkins, 59, has served as a member of the Board since September 2015. Mr. Hopkins was the Chairman of the board of directors of Farmers Group, Inc., an insurance and financial services provider, from January 2009 to June 2011, and served Farmers Group in a wide range of executive leadership roles, including Chief Executive Officer from April 2005 through December 2008. Mr. Hopkins also served as the President of US Personal Business of Zurich Financial Services, the parent company of Farmers Group Inc., and was a member of its Group Management Board, from December 2004 to April 2005, and of the Group Executive Committee from April 2005 until his retirement in June 2011. From January 2009 to June 2011, Mr. Hopkins served as Chairman of the Americas, responsible for governing all of Famers Group Inc.'s and Zurich Financial Services' operations in the Americas. In addition, from January 2006 to June 2011 he served as a member of the Executive Committee of the American Insurance Association. He also served as a member of the Board of Trustees for the American Institute for Chartered Property Casualty Underwriters. Mr. Hopkins is a graduate of Eastern Illinois University and the advanced executive education program of the University of Pennsylvania Wharton School of Business. He also holds an honorary doctorate from Pepperdine University's Graziadio School of Business and Management. Mr. Hopkins brings to our board of directors more than 35 years of experience, including significant expertise in marketing and risk management.

OTHER BOARD INFORMATION

Board Meetings in 2015

        The Board held four meetings during our fiscal year ended January 3, 2016.

Director Attendance

        During our fiscal year ended January 3, 2016, each of our directors attended at least 75% of the total number of meetings of the Board and committees on which he served that were held during the period he served as a director or committee member, as applicable.

        We encourage, but do not require, our directors to attend our Annual Meetings of Stockholders. Each of our directors attended our 2015 Annual Meeting of Stockholders.

Director Independence

        The Board is comprised of Norman H. Axelrod, Andrew A. Giancamilli, Dennis T. Gies, David G. Hirz, Paul N. Hopkins, David B. Kaplan, Adam L. Stein, Joseph S. Tesoriero and Kenneth I. Tuchman. The Board, upon the findings of the Nominating Committee, has determined that each of Messrs. Axelrod, Giancamilli, Gies, Hopkins, Kaplan, Stein, Tesoriero and Tuchman is "independent" within the meaning of Rule 303A.02 of the NYSE Listed Company Manual.

        Richard A. Anicetti also served as a director for a portion of our fiscal year 2015 until his resignation in September 2015. Mr. Anicetti was also "independent" within the meaning of the NYSE Listed Company Manual.

        Our common stock has been listed for trading on the NYSE under the symbol "SFS" since September 24, 2014.

Leadership Structure

        The Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer and Chairperson of the Board. It is the Board's view that rather than having a formal policy, the Board, with the advice and assistance of the Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether it is in the best interests of the Company and its stockholders for such offices to be separate or combined.

        Currently, our leadership structure separates the offices of Chief Executive Officer and Chairperson of the Board, with Mr. Hirz serving as our Chief Executive Officer and Mr. Kaplan as Chairperson of the Board. We believe this is appropriate, as it provides Mr. Hirz with the ability to focus on our day-to-day operations while Mr. Kaplan focuses on oversight of the Board.

        As Chairperson of the Board, Mr. Kaplan presides at the regularly scheduled executive sessions of our non-management independent directors.

Risk Oversight

        The Board plays an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee of the Board ("Audit Committee") is responsible for overseeing the management of financial risks. The Compensation Committee of the Board (the "Compensation Committee" and, collectively with the Audit Committee and the Nominating Committee, the "Committees") is responsible for overseeing the management of risks relating to our executive compensation policies and arrangements, and for managing risks relating to our director compensation policies and arrangements. The Nominating Committee is responsible for reviewing the independence of the Board and other corporate governance matters. While each of the Committees is responsible for evaluating certain risks and overseeing the management of such risks, the Board as a whole is regularly informed of the conclusions of such evaluations through reports of the Committees.

Board Committees

        Each of the Committees is a standing committee of the Board. The Board has adopted a written charter for each of our Audit Committee, Compensation Committee and Nominating Committee, which are available, along with the Code of Business Conduct and Ethics and Corporate Governance Guidelines, on the Corporate Governance page of the Investors section of our website located at www.smartandfinal.com.

Audit Committee

        The Audit Committee held ten meetings during our fiscal year ended January 3, 2016, and consists of Paul N. Hopkins, Kenneth I. Tuchman and Joseph S. Tesoriero, who acts as its chair. The Board has determined that each of Messrs. Hopkins, Tesoriero and Tuchman is independent as independence is defined under the applicable sections of the NYSE rules and under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has also determined that each of Messrs. Tesoriero and Tuchman qualifies as an "audit committee financial expert."

        The principal duties and responsibilities of the Audit Committee are as follows:

  •
  to monitor our financial reporting process and internal control system;

  •
  to appoint and replace our independent registered public accounting firm from time to time, determine its compensation and other terms of engagement and oversee its work;

  •
  to oversee the performance of our internal audit function; and

  •
  to oversee our compliance with legal, ethical and regulatory matters.

        The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Compensation Committee

        The Compensation Committee held five meetings during our fiscal year ended January 3, 2016, and consists of Messrs. Dennis T. Gies, Paul N. Hopkins and Adam L. Stein, who acts as its chair.

        The principal duties and responsibilities of the Compensation Committee are as follows:

  •
  to oversee the development and implementation of our executive compensation policies and objectives;

  •
  to determine the structure of our executive compensation packages generally;

  •
  to review, approve and, if appropriate, make recommendations to the Board regarding director compensation;

  •
  to determine the actual compensation paid to each of our senior executives and evaluate the performance of our Chief Executive Officer; and

  •
  to prepare a report on executive compensation for inclusion in this proxy statement and the Annual Report.

        Role of Outside Advisors.    Pursuant to the charter of the Compensation Committee, the Compensation Committee has the authority to engage independent counsel, accountants, consultants and other advisers as it deems necessary or appropriate to carry out its duties and responsibilities.

        Compensation Committee Interlocks and Insider Participation.    For our fiscal year ended January 3, 2016, (i) no member of the Compensation Committee has (a) served as one of our officers or employees or (b) had any relationship requiring disclosure under Item 404 of Regulation S-K, and (ii) none of our executive officers served as a director or member of the compensation committee of another entity whose executive officers served on the Board or the Compensation Committee.

Nominating Committee

        The Nominating Committee held two meetings during our fiscal year ended January 3, 2016, and consists of Joseph S. Tesoriero, Kenneth I. Tuchman and Adam L. Stein, who acts as its chair.

        The principal duties and responsibilities of the Nominating Committee are as follows:

  •
  to establish criteria for board and committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board;

  •
  to make recommendations to the Board regarding board governance matters and practices; and

  •
  to oversee the evaluation of the Board, the Committees and management.

        Director Qualifications; Nominating Committee Process.    The Nominating Committee's policy is to identify potential nominees from any properly submitted nominations, including any properly submitted nominations from our stockholders, and subsequently evaluate each potential nominee. To properly submit a nomination, our stockholders must provide timely notice of such nomination in accordance with Section 1.10 of our Second Amended and Restated Bylaws (the "Bylaws").

        The Nominating Committee conducts the appropriate and necessary inquiries (as determined by the Nominating Committee) with respect to the backgrounds and qualifications of any potential nominees, without regard to whether a potential nominee has been recommended by our stockholders, and, upon consideration of all relevant factors and circumstances, recommends to the Board for its approval the slate of director nominees to be nominated for election at our Annual Meeting of Stockholders. The Nominating Committee considers potential nominees without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability. The Nominating Committee has not adopted a formal policy with respect to diversity. In general, the Company seeks a Board that includes a diversity of perspectives and includes individuals that possess backgrounds, skills, expertise and attributes that allow them to function collaboratively and effectively together in their oversight of the Company.

Stockholder and Interested Party Communications

        The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, or to any particular director, to the following address: Smart & Final Stores, Inc., 600 Citadel Drive, Commerce, California, 90040, Attention: Secretary. Stockholders or interested parties should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights Agreement

        Pursuant to the terms of our registration rights agreement (the "Registration Rights Agreement"), our pre-IPO stockholders, including Ares Management and certain of our executive officers and directors, are entitled to various rights with respect to the registration of their shares under the Securities Act of 1933, as amended (the "Securities Act"). Registration of any of these shares under the Securities Act would result in such shares becoming fully tradable without restriction under the Securities Act immediately upon the effectiveness of the registration statement, except for shares purchased by affiliates.

Demand Registration Rights

        Subject to certain conditions and restrictions contained in the Registration Rights Agreement, Ares Corporate Opportunities Fund III, L.P. ("ACOF III") and Ares Corporate Opportunities Fund IV, L.P. ("ACOF IV") can make an unlimited number of demands for us to register their shares of our common stock under the Securities Act.

Piggyback Registration Rights

        In the event of a demand registration or if we propose to register any of our own securities under the Securities Act in a public offering, we will be required to provide notice to those holders of our common stock with registration rights under the Registration Rights Agreement and provide them with the right to include their shares in the registration statement, subject to certain conditions and exceptions contained in the Registration Rights Agreement.

Expenses

        We will be required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares of our common stock held by the holders of our common stock with registration rights under the Registration Rights Agreement.

Management Services Agreements

        In connection with our November 15, 2012 acquisition of all of the outstanding stock of Smart & Final Holdings Corp., the former ultimate parent company of all of our operating subsidiaries (the "Ares Acquisition"), we entered into Management Services Agreements with certain affiliates of Ares Management (the "Management Services Agreements"). Each Management Services Agreement provides for reimbursement of the applicable manager's and its affiliates' out-of-pocket expenses in connection with the management services provided thereunder. For the year ended January 3, 2016, $52,820 was reimbursed in accordance with the terms of the Management Services Agreements. No fees are payable under the Management Services Agreements.

        Each Management Services Agreement also provides that we will indemnify the applicable manager and its affiliates against all losses, claims, damages and liabilities arising in connection with the management and financial services provided by such manager thereunder.

Indemnification of Officers and Directors

        Our certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

Purchases of Products in the Ordinary Course of Business

        Certain of our related persons may, either directly or through their respective affiliates, enter into commercial transactions with us from time to time in the ordinary course of business, primarily for the purchase of products. We believe that none of the transactions with such persons is significant enough to be considered material to such persons or to us.

Policies and Procedures for Related Party Transactions

        The Audit Committee is charged with reviewing for approval or ratification all transactions with "related persons" (as defined in paragraph (a) of Item 404 Regulation S-K).

        This policy was adopted in September 2014 and, as a result, the transactions described under this section were not reviewed under such policies, but rather were entered into after presentation to and consideration and approval by the Board of Directors.

        We also maintain certain compensation agreements and other arrangements with certain of our executive officers, which are described under "Executive and Director Compensation" elsewhere in this proxy statement.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)

        In accordance with the Audit Committee's charter, the Audit Committee is responsible for the appointment and retention of our independent auditors. In our fiscal years ended January 3, 2016 and December 28, 2014, all audit and non-audit services were pre-approved by the Audit Committee.

        The Audit Committee has appointed Ernst & Young to serve as our independent auditors for our fiscal year ended January 1, 2017, subject to ratification by our stockholders. Representatives of Ernst & Young will be present at the Annual Meeting to answer questions and will also have the opportunity to make a statement if they desire to do so. If the proposal to ratify Ernst & Young's appointment is not approved, other certified public accountants will be considered by the Audit Committee. Even if the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if it believes that such a change would be in the best interest of the Company and its stockholders.

Fees Paid to Ernst & Young LLP

        The fees incurred by us for professional services rendered by Ernst & Young for our fiscal years ended January 3, 2016 and December 28, 2014 were as follows:

	2015		2014
Audit Fees	$2,481,500	(1)	$2,779,329	(5)
Audit-Related Fees	$—	(2)	$—
Tax Fees	$146,842	(3)	$—
All Other Fees	$—	(4)	$—

	$2,628,342		$2,779,329

(1)
Consists of $2,131,500 fees billed, and an estimated $350,000 incurred but unbilled fees, by Ernst & Young associated with the audit of our fiscal year 2015 consolidated financial statements, including the audit of our internal controls over financial reporting for fiscal year 2015, reviews of our interim quarterly consolidated financial statements, services rendered in connection with our 2015 secondary offering and comfort letters, consents and other services related to Securities and Exchange Commission matters.

(2)
Not applicable.

(3)
Includes services related to federal and state tax planning and advice.

(4)
Not applicable.

(5)
Consisted of fees billed by Ernst & Young associated with the audit of our fiscal year 2014 consolidated financial statements, including reviews of our interim quarterly consolidated financial statements, services rendered in connection with filings of a Registration Statement on Form S-1 related to our 2014 initial public offering (our "IPO") and comfort letters, consents and other services related to Securities and Exchange Commission matters.

        The Audit Committee has concluded that the provision of the foregoing services is compatible with maintaining Ernst & Young's independence.

Audit Committee Pre-Approval Policies and Procedures

        Our Audit Committee has adopted policies and procedures for the pre-approval of audit services and permitted non-audit and tax services rendered by our independent registered public accounting firm. Pre-approval may also be given as part of our Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual, case-by-case basis before the independent auditor is engaged to provide each service. The chairperson of the Audit Committee has been delegated the authority to pre-approve any engagement for such audit services and permitted non-audit and tax services up to a maximum amount of $50,000, provided that the chairperson of the Audit Committee must disclose all such pre-approved services to the full Audit Committee at the meeting of the Audit Committee immediately following any such pre-approval.

        All of the services provided by Ernst & Young described above were approved by our Audit Committee pursuant to our Audit Committee's pre-approval policies.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS FOR OUR FISCAL YEAR ENDED JANUARY 1, 2017.

AUDIT COMMITTEE REPORT

        The Audit Committee is comprised of three independent directors and operates under a written charter adopted by the Board, a copy of which is available on the Corporate Governance page of the Investors section of our website located at www.smartandfinal.com. The Board has determined that each of Messrs. Hopkins, Tesoriero and Tuchman is independent as independence is defined under the applicable section of the NYSE rules, and that each of Messrs. Hopkins, Tesoriero and Tuchman is independent as independence is defined under Rule 10A-3(b)(1) under the Exchange Act. The Board has also determined that each of Messrs. Tesoriero and Tuchman qualifies as an "audit committee financial expert."

        The primary purposes of the Audit Committee are to: monitor our financial reporting process and internal control system; appoint our independent registered public accounting firm, determine its compensation and other terms of engagement and oversee its work; oversee the performance of our internal audit function; and oversee our compliance with legal, ethical and regulatory matters.

        As noted above, the Audit Committee assists the Board in appointing our independent registered public accounting firm, Ernst & Young, which includes, among other things, reviewing and evaluating the performance of the lead audit partner responsible for our audit, overseeing the required rotation of the lead audit partner and reviewing and considering the selection of the lead audit partner. In appointing Ernst & Young, and the lead audit partner, the Audit Committee considered, among other things, the quality and efficiency of the services provided, including the results of a global internal survey of Ernst & Young's performance, the technical capabilities of the engagement teams, external data concerning Ernst & Young's audit quality, performance obtained from reports of the Public Company Accounting Oversight Board ("PCAOB") and the engagement teams' understanding of our company's business. The Audit Committee and the Board believe that the continued retention of Ernst & Young to serve as the Company's independent auditor is in the best interests of the Company and its stockholders and have recommended that stockholders ratify the appointment of Ernst & Young as the Company's independent auditor for the fiscal year 2016.

        The Audit Committee discussed the auditors' review of our quarterly financial information with the auditors prior to the release of such information and the filing of our quarterly reports with the SEC. The Audit Committee also met and held discussions with management and Ernst & Young with respect to our audited year-end financial statements.

        Further, the Audit Committee discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (Communications With Audit Committees), received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence and discussed with the auditors the auditors' independence. In determining Ernst & Young's independence, the Audit Committee considered whether Ernst & Young's provision of non-audit services were compatible with the independence of the independent registered public accountants. The Audit Committee also discussed with the auditors and our financial management matters related to our internal control over financial reporting. Based on these discussions and the written disclosures received from Ernst & Young, the Audit Committee recommended that the Board include the audited financial statements in the Annual Report for the fiscal year ended January 3, 2016, for filing with the SEC. The Board has approved this recommendation.

        This audit committee report is not deemed filed under the Securities Act or the Exchange Act, and is not incorporated by reference into any filings that we may make with the SEC.

AUDIT COMMITTEE Joseph S. Tesoriero (Chairperson) Paul N. Hopkins Kenneth I. Tuchman

EXECUTIVE OFFICERS

        Set forth below is information concerning our executive officers.

Name	Age	Position
David G. Hirz	60	President, Chief Executive Officer and Director
Richard N. Phegley	60	Senior Vice President and Chief Financial Officer
Scott R. Drew	54	Executive Vice President, Operations, Smart & Final
Eleanor E. Hong	39	Senior Vice President and Chief Marketing Officer
Michael M. Laddon	62	Senior Vice President and Chief Information Officer
Richard A. Link	61	Group Vice President and Controller, Chief Accounting Officer
Michael A. Mortensen	60	Senior Vice President, Sales and Merchandising, Smart & Final
Eugene M. Smith	48	Vice President and Treasurer
Leland P. Smith	52	Senior Vice President, General Counsel and Secretary
Martin J. Trtek	61	President, Cash & Carry
Jeffrey D. Whynot	59	Senior Vice President, Human Resources

        The biography for Mr. Hirz is set forth above under "Election of Directors (Proposal 1)—Directors Remaining in Office until Our 2017 Annual Meeting of Stockholders."

        Richard N. Phegley joined us in September 1996 as Vice President and Treasurer and has served as our Senior Vice President and Chief Financial Officer since May 2001. Prior to joining us, Mr. Phegley served in senior treasury, strategic planning and financial management positions with Atlantic Richfield Company, an international oil and gas company. He holds a Master's degree in Business Administration from the University of Southern California and is a graduate of Humboldt State University. Mr. Phegley is an associate member of the American Institute of Certified Public Accountants.

        Scott R. Drew joined us in March 2010 and has served as Executive Vice President, Operations of our Smart & Final stores since March 2015. From December 2010 to March 2015, Mr. Drew served as Senior Vice President, Store Operations of our Smart & Final stores, and from March 2010 to December 2010, Mr. Drew served as Vice President and General Manager of a group of our stores. Prior to joining us, Mr. Drew served for 31 years in various store management positions with The Kroger Company, including as Vice President of Store Operations for Kroger's Indiana division.

        Eleanor E. Hong joined us as Senior Vice President and Chief Marketing Officer in February 2014. Prior to joining us, Ms. Hong served as Senior Vice President of marketing for Kohl's Corporation, a national department store retailer, from May 2011 to February 2014, as Vice President of Marketing for Toys "R" Us, a leading dedicated toy and baby products retailer, and its Babies "R" Us division, from March 2007 to April 2011, and in marketing positions with Time Consumer Marketing, a publishing company. Ms. Hong holds a Master's degree in Business Administration from Columbia University and the London Business School, and is a graduate of the University of Pennsylvania.

        Michael M. Laddon joined us in January 2011 as our Senior Vice President and Chief Information Officer, and he also has responsibility for our logistics operations. From March 2003 to October 2008, Mr. Laddon was Senior Vice President and Chief Information Officer of Longs Drug Stores Corp., a regional drugstore chain and pharmacy benefit company, a part of CVS Caremark Corp. Previously he held management positions in retail grocery, software sales and internet companies, including group vice president and chief information officer for Ralphs Grocery Company, a division of The Kroger Company.

        Richard A. Link joined us in October 2001 as Vice President and Controller and in December 2001 was designated as our Chief Accounting Officer. In January 2008 he was appointed Group Vice

President. From September 1988 through February 2001, Mr. Link served in various positions, including chief financial officer and chief accounting officer, with Maxicare Health Plans, Inc., an operator of health maintenance organizations. Mr. Link previously served as a senior audit manager with Price Waterhouse & Co., a professional services firm now named PricewaterhouseCoopers LLP. He holds a Master's degree in Business Administration and an undergraduate degree from the University of Southern California.

        Michael A. Mortensen joined us in July 2010 as our Senior Vice President of Sales and Merchandising of our Smart & Final stores. From 1994 to July 2010, Mr. Mortensen held a variety of positions including Vice President of Grocery with Food4Less, a national warehouse grocery store division of The Kroger Company. Previously, he held store management and procurement positions with a Food4Less predecessor company. Mr. Mortensen is a graduate of California State University, Long Beach.

        Eugene M. Smith joined us in July 1996 and has served as our Vice President and Treasurer since March 2013. Prior to his current position, Mr. Smith served us in a variety of roles including Director of Financial Services and Director of Internal Audit. He holds a Master's degree in Business Administration from Loyola Marymount University and is a graduate of the University of Connecticut. Mr. Smith is an associate member of the American Institute of Certified Public Accountants.

        Leland P. Smith has served as our Senior Vice President, General Counsel and Secretary since January 2016. Prior to joining us, Mr. Smith served as the Senior Vice President and General Counsel for Douglas Emmett, Inc., a NYSE listed REIT, from 2012 to 2015. From 2003 to 2011, Mr. Smith served in several senior positions, including as the Chief Administrative Officer and General Counsel, for Guitar Center, Inc., a musical instruments retailer. From 1998 to 2002, Mr. Smith served as Senior Vice President, General Counsel and Secretary for Equity Marketing, Inc., a marketing services company. From 1994 to 1998, he was the Assistant General Counsel and Secretary for Mattel, Inc., a designer, manufacturer and marketer of toys. From 1989 to 1994, Mr. Smith was an associate in the corporate department of Riordan & McKinzie, a law firm. He holds a bachelor's degree from Amherst College and a Juris Doctor and a Master's in Business Administration from the University of Southern California.

        Martin J. Trtek joined us in May 1998 upon the acquisition of our Cash & Carry stores, and has served as the President of Cash & Carry since October 2008. Prior to his current position, Mr. Trtek served in various store management positions with the Cash & Carry stores, including Vice President of Operations and District Manager.

        Jeffrey D. Whynot joined us in January 2000 as our Senior Vice President of Human Resources. Previously, Mr. Whynot served as Vice President of Human Resources for Dames & Moore Group, an engineering consulting firm, and in various capacities including Vice President of Human Resources for Knott's Berry Farm, an entertainment company. He holds a Master's degree in Human Resources and Organizational Development from University of San Francisco and is a graduate of California State University, Northridge.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        In this Compensation Discussion and Analysis, we address our philosophy, programs and processes related to the compensation paid or awarded for fiscal year 2015 to our named executive officers listed in the Summary Compensation Table for Fiscal Year 2015 that follows this discussion.

        Our named executive officers for fiscal year 2015, which consist of our principal executive officer, our principal financial officer and our three other most highly compensated executive officers for fiscal year 2015, are:

  •
  David G. Hirz, who serves as President and Chief Executive Officer and a member of our board of directors and is our principal executive officer;

  •
  Richard N. Phegley, who serves as Chief Financial Officer and is our principal financial officer;

  •
  Eleanor E. Hong, who serves as Senior Vice President and Chief Marketing Officer;

  •
  Scott R. Drew, who serves as Executive Vice President, Operations, Smart & Final; and

  •
  Martin J. Trtek, who serves as President, Cash & Carry.

Fiscal Year 2015 Compensation

Compensation Philosophy and Objectives

        Our Compensation Committee worked with Hay Group, our independent compensation consultant, to develop and formalize our fiscal year 2015 compensation philosophy and to implement compensation arrangements that reflect this philosophy. Our compensation philosophy reflects the following general principles:

  •
  Offer balanced total compensation, which may include base pay, short-term and long-term performance incentives, severance and retirement and other benefits, in an effort to satisfy our stockholder, Company and individual executive goals.

  •
  Attract and retain high caliber executives and key personnel by offering total compensation that is competitive with that offered by similarly situated companies. We refer to this objective as "competitive compensation."

  •
  Align the compensation of executives with the goals of the Company by conditioning a substantial portion of each named executive officer's compensation on a combination of short- and long-term performance, including cash incentive bonuses and equity incentives. We refer to this objective as "performance incentives."

  •
  Increase, when appropriate, the percentage of a named executive officer's total compensation that is "at risk" proportionate to his or her overall responsibilities, position and compensation.

Determination of Compensation

        During fiscal year 2015, our board of directors and the Compensation Committee made compensation decisions with respect to our named executive officers. In making executive compensation determinations for fiscal year 2015, we relied on the significant experience of our directors in establishing compensation across many companies in multiple industries, as well as the input of our Chief Executive Officer, who has many years of experience in our industry. In addition, Hay Group was retained by the Compensation Committee as its independent compensation consultant to provide advice on our compensation determinations. Other than serving as independent consultant to the

Compensation Committee, Hay Group does not provide any additional services to the Company. The Compensation Committee collected and reviewed information to assess the independence of Hay Group by applying the factors described in the NYSE Listed Company Manual and such other factors as it deemed relevant.

        During fiscal year 2015, the Compensation Committee analyzed market data for executive compensation focusing on retail and foodservice companies with annual revenues generally between one-half and two times that of the Company. In fiscal year 2015, the Compensation Committee approved the following companies to serve as the Company's peer group for evaluating the competitiveness of named executive officer compensation:

Big Lots	Sally Beauty
Casey's General Stores	SpartanNash
Dick's Sporting Goods	Sprouts Farmers Market
Fresh Market	Tractor Supply Company
GNC Holdings	Ulta Salon
Ingles Market	United Natural Foods
The Michaels Companies	Village Super Market
Party City Holdco	Weis Market
Roundy's

        The Compensation Committee reviews named executive officer compensation against the approved peer group to ensure that our named executive officer compensation is competitive and sufficient to recruit and retain our named executive officers. While the Compensation Committee considered this data in evaluating named executive officer compensation, we did not seek to benchmark our named executive compensation to any particular level.

        During fiscal year 2015, the Compensation Committee approved the removal of Core-Mark Holdings and The Pantry from the peer group, and the addition of Dick's Sporting Goods, The Michaels Companies, Party City Holdco, and Tractor Supply Company to the peer group. The Compensation Committee expects to periodically review and update this peer group and to utilize Hay Group for benchmarking and peer group analysis in determining and developing compensation packages for our named executive officers.

Elements of Our Executive Compensation Program

        Historically, and for fiscal year 2015, our executive compensation program consisted of the following elements:

  •
  base salary;

  •
  annual cash incentive bonuses;

  •
  stock options and restricted stock;

  •
  health and retirement benefits and perquisites; and

  •
  severance payments.

        We do not have formal policies relating to the allocation of total compensation among the various elements of our compensation program.

Base Salaries

        The base salaries of our named executive officers are an important part of their total compensation packages, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable foundation of our "competitive compensation" program. On a prospective basis, we will continue to evaluate the mix of base salary, short-term incentive compensation and long-term incentive compensation to appropriately align the interests of our named executive officers with those of our stockholders. As of the end of fiscal year 2015, our named executive officers were entitled to the following base salaries:

Named Executive Officer	Base Salary
David G. Hirz	$850,000
Richard N. Phegley	$453,050
Eleanor E. Hong	$412,000
Scott R. Drew	$375,000
Martin J. Trtek	$400,000

        In March 2015, the Compensation Committee approved merit-based increases in the base salaries of the following named executive officers in the following percentages: Mr. Phegley, 4.0%; Ms. Hong, 3.0%; Mr. Drew, 25%; and Mr. Trtek, 33.3%. Mr. Drew's base salary was increased in connection with his promotion from Senior Vice President, Operations to Executive Vice President, Operations, Smart & Final in March 2015. Mr. Trtek's base salary increase included an adjustment to more closely align his base salary with the prevailing market practices. Mr. Hirz's base salary did not change in fiscal year 2015.

Annual Cash Incentive Program

        We consider annual cash incentive bonuses to be an important component of our "performance incentives." We consider annual cash incentive bonuses to be "at-risk" compensation. As "at-risk" compensation, we increase the size of the target bonus, as a percentage of base compensation, proportionate to the positions and responsibilities of our executive officers. Historically, including in fiscal year 2015, our named executive officers participated in our annual cash incentive bonus program at the following target percentages of base salary:

Named Executive Officer	Target Percentage
David G. Hirz	100%
Richard N. Phegley	75%
Eleanor E. Hong	60%
Scott R. Drew(1)	70%
Martin J. Trtek	70%

(1)
In connection with his promotion in March 2015, Mr. Drew's target bonus increased from 50% to 70%. Actual bonus payout for the year was calculated on a pro rata basis (50% with respect to the first three months of fiscal year 2015, and 70% with respect to the final nine months of fiscal year 2015).

        Our annual cash incentive bonus program for fiscal year 2015 was known as the Smart & Final Annual Incentive Performance Bonus Program (the "2015 Cash Incentive Program"). Each named executive officer's target incentive bonus was the percentage of base salary set forth above, with the potential for greater or smaller payments in the event of performance above or below the target performance goals. For performance at threshold levels, the named executive officer was entitled to receive 50% of the target incentive bonus, and for performance at or above the maximum, the named executive officer was entitled to receive 200% of the target incentive bonus. Each named executive officer received an amount calculated using linear interpolation for performance between the threshold and the target, and for performance between the target and the maximum. For bonuses to be paid at (i) the Company level, Management Incentive EBITDA (as defined below) at the Company level was required to be at least 90% of target, (ii) our Smart & Final segment, Management Incentive EBITDA for the Smart & Final segment was required to be at least 90% of target and (iii) our Cash & Carry segment, Management Incentive EBITDA for the Cash & Carry segment was required to be at least 90% of target.

        For the 2015 Cash Incentive Program, the performance goals were based on a mix of Management Incentive EBITDA, comparable store sales versus budget and new store sales versus pro forma sales (as described below). We believe that the use of Management Incentive EBITDA and sales growth (both comparable store and new store sales) provides consistency and comparability with our past financial performance and is consistent with our objective of tying annual incentives to metrics that support increasing stockholder value.

        In connection with his promotion, Mr. Drew's fiscal year 2015 bonus was determined based on a combination of performance at the level of the Smart & Final segment (with respect to the first three months of fiscal year 2015) and performance at the Company level (with respect to the final nine months of fiscal year 2015).

        Messrs. Hirz, Phegley and Drew (with respect to the final nine months of fiscal year 2015) and Ms. Hong.    For Messrs. Hirz, Phegley and Drew (with respect to the final nine months of fiscal year 2015) and Ms. Hong, Management Incentive EBITDA and comparable store sales versus budget under the 2015 Cash Incentive Program were measured at the Company level. We established Company level Management Incentive EBITDA goals in a manner intended to increase stockholder value and maintain the growth of the business so that such goals were ambitious and designed to reward outstanding performance. The target Management Incentive EBITDA performance was $199.5 million, with an actual performance of $193.7 million.

        The target comparable store sales versus budget was 5.57% with an actual performance of 4.51%. For all of our named executive officers other than Mr. Trtek, we established pro forma sales goals for new Smart & Final stores in a manner intended to ensure the viability of such new stores when entering new markets and to ensure the success of the Company as it grows. We established such sales goals so that such goals were ambitious and designed to reward outstanding performance. The weight of each performance objective and the percentage of each target achieved is set forth in the charts below.

        The cash incentive bonuses for Messrs. Hirz, Phegley and Drew (with respect to the final nine months of fiscal year 2015) and Ms. Hong for fiscal year 2015 were calculated based on the performance objectives applicable to corporate-level executives as outlined in the chart below:

	Weight	Percentage of Target Achieved	Bonus Payout Percentage
Management Incentive EBITDA	65%	97.1%	71.0%
Comparable Store Sales vs. Budget	20%	80.8%	61.6%
Smart & Final New Store Sales vs. Pro Forma Sales	15%	102.8%	118.5%

Weighted Total			76.3%

        Mr. Drew (with respect to the first three months of fiscal year 2015).    For Mr. Drew (with respect to the first three months of fiscal year 2015), Management Incentive EBITDA and comparable store sales versus budget under the 2015 Cash Incentive Program were measured at the Smart & Final banner stores level. We established segment-level Management Incentive EBITDA goals in a manner intended to increase stockholder value and maintain the growth of the business so that such goals were ambitious and designed to reward outstanding performance. Our Smart & Final banner stores achieved 98% of the Management Incentive EBITDA goal in 2013 and 99% of the Management Incentive EBITDA goal in 2014. Comparable store sales versus budget measured at the level of our Smart & Final segment in fiscal year 2015 had a target performance of 5.50% and an actual performance of 4.48%. Also, as described above, we established pro forma sales goals for new Smart & Final stores. The weight of each performance objective and the percentage of each target achieved is set forth in the chart below.

        The cash incentive bonus for Mr. Drew for fiscal year 2015 (with respect to the first three months of fiscal year 2015) was calculated based on the performance objectives applicable only to Smart & Final banner-level executives as outlined in the chart below:

	Weight	Percentage of Target Achieved	Bonus Payout Percentage
Smart & Final Management Incentive EBITDA	65%	96.7%	66.5%
Smart & Final Comparable Store Sales vs. Budget	20%	81.4%	62.8%
Smart & Final New Store Sales vs. Pro Forma Sales	15%	102.8%	118.5%

Weighted Total			73.6%

        Mr. Trtek.    For Mr. Trtek, Management Incentive EBITDA and comparable store sales versus budget under the 2015 Cash Incentive Program were measured at the Cash & Carry banner stores level. We established segment-level Management Incentive EBITDA goals in a manner intended to increase stockholder value and maintain the growth of the business so that such goals were ambitious and designed to reward outstanding performance. Our Cash & Carry banner stores achieved 104% of the Management Incentive EBITDA goal in 2013 and 109% of the Management Incentive EBITDA goal in 2014. Comparable store sales versus budget measured at the level of our Cash & Carry segment in fiscal year 2015 had a target performance of 5.80% and an actual performance of 4.59%. The weight of each performance objective and the percentage of each target achieved is set forth in the chart below.

        The cash incentive bonus for Mr. Trtek for fiscal year 2015 was calculated based on the performance objectives applicable only to Cash & Carry banner-level executives as outlined in the chart below:

	Weight	Percentage of Target Achieved	Bonus Payout Percentage
Cash & Carry Management Incentive EBITDA	80%	102.4%	111.8%
Cash & Carry Comparable Store Sales vs. Budget	20%	79.1%	58.3%

Weighted Total			101.1%

        For fiscal year 2015, "Management Incentive EBITDA" means earnings before interest, income tax, depreciation and amortization expense (inclusive of share-based compensation), but excluding accruals for administrative incentive bonuses and the expense or income effect of strategic transaction costs, discontinued operations and closed store costs, non-cash rent expense or income, non-cash benefit plan expenses, severance costs, asset dispositions including impairment charges, extinguishment of debt, unusual legal charges, expenses associated with business optimization programs, and other extraordinary or non-recurring items.

        "Pro forma sales" means the anticipated sales used to calculate the anticipated return on capital when a new store was approved.

        The performance objectives, and the weight of each performance objective, to be established in our annual cash incentive bonus program for fiscal year 2016 is expected to be substantially similar to the performance objectives and weight of each performance objective in the 2015 Cash Incentive Program. With respect to our annual cash incentive bonus program for fiscal year 2016, we expect that the threshold payout will be achieved at 87.2% of budgeted Management Incentive EBITDA to earn 50% of the Management Incentive EBITDA element of the bonus and that maximum payout will be achieved at 114.0% of budgeted Management Incentive EBITDA to earn 200% of the Management Incentive EBITDA element of the bonus.

CEO Performance Assessment

        For Mr. Hirz, the following corporate goals and objectives were established by the Compensation Committee to evaluate his performance with respect to fiscal year 2015 and for determining his compensation for fiscal year 2016:

  •
  executing on our new store plans;

  •
  improving inventory loss performance (as a percentage of sales) versus fiscal year 2014;

  •
  developing and implementing a comprehensive new store marketing plan;

  •
  developing a three year strategic roadmap for the Cash & Carry banner;

  •
  developing succession plans for key roles across the Company; and

  •
  the Company's achievement of financial performance that demonstrates management is executing the Company's growth plan.

Signing Bonus

        In connection with the start of her employment with the Company in February 2014, Ms. Hong became entitled to receive a $200,000 signing bonus paid in four equal installments: on or shortly after her start date; on the six month anniversary of her start date; on the one-year anniversary of her start date; and on the 18-month anniversary of her start date. In connection with the IPO, we accelerated Ms. Hong's $50,000 bonus otherwise payable at the one-year anniversary of her start date. The final tranche of Ms. Hong's signing bonus was paid in fiscal year 2015.

Equity-Based Compensation

        We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interests of executives and managers with those of our stockholders. We maintain the SF CC Holdings, Inc. 2012 Stock Incentive Plan (the "2012 Incentive Plan"), pursuant to which we have granted stock options to our named executive officers. In connection with the IPO, we adopted the Smart & Final Stores, Inc. 2014 Stock Incentive Plan (the "2014 Incentive Plan"), and amended the 2012 Incentive Plan so that no new awards are available to be granted under such plan.

        No equity awards were granted to Messrs. Hirz, Phegley and Trtek and Ms. Hong in fiscal year 2015, as significant equity awards had been granted to these individuals in connection with the IPO. The Compensation Committee intends to commence with annual equity-based compensation grants in fiscal year 2016.

        Mr. Drew was granted 6,127 shares of restricted stock in fiscal year 2015. The restrictions with respect to 2,042 shares of the restricted stock lapse on July 27, 2016, the restrictions with respect to 2,043 shares of the restricted stock lapse on July 27, 2017 and the restrictions with respect to 2,042 shares of the restricted stock lapse on July 27, 2018. Mr. Drew was also granted 15,000 stock options in fiscal year 2015, which vest in four equal installments on July 27, 2016, 2017, 2018 and 2019.

Perquisites

        Our named executive officers are provided with limited perquisites to aid in the performance of their respective duties and to provide "competitive compensation" with executives with similar positions and levels of responsibilities. Our named executive officers are generally provided with a combination of a car allowance and/or company car, a gas card and auto insurance for one vehicle. The vehicles are also used for limited personal use. Mr. Hirz is provided with both a company car and a car allowance of $1,500 per month; Mr. Phegley is provided with a car allowance of $950 per month; and Mr. Trtek is provided with a car allowance of $800 per month. In addition, Mr. Hirz may use a Company-provided gas card for business and personal use, but is only reimbursed for gas card expenses if he files a business expense reimbursement form. Any amounts for which no business expense reimbursement form is submitted are reported as income. For fiscal year 2015, Mr. Hirz reported $512 as income related to gas cards and $2,113 as income related to personal use of the company car.

        In addition, our named executive officers participate in a grandfathered executive medical insurance plan that provides for reimbursement of out-of-pocket medical expenses.

        A tax "gross-up" of $50,717 was paid to Ms. Hong in fiscal year 2015, relating to reimbursement of expenses associated with selling her previous residence and purchasing a residence in Los Angeles, California in 2014.

401(k) Plan

        We maintain a tax-qualified retirement plan (the "401(k) Plan") that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) Plan as of the first day of the month following the date they meet the 401(k) Plan's eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the "Code"). All participants' interests in their deferrals are 100% vested when contributed. The 401(k) Plan permits us to make matching contributions and profit sharing contributions to eligible participants. We match contributions at a 50% rate, up to a cap of 6% of base salary. We have not made any profit sharing contributions to date.

Supplemental Deferred Compensation Plan

        The Code imposes limits on highly compensated employees with respect to tax-qualified defined contribution retirement plans. This limitation reduces the retirement benefits for our named executive officers. Accordingly, as part of our total compensation benefits that we provide in order to maintain competitive compensation, we maintain a nonqualified deferred contribution plan (the "Supplemental Deferred Compensation Plan") in which a select group of our highly compensated employees, including all of our named executive officers, are eligible to participate. The Supplemental Deferred Compensation Plan allows employees to defer compensation into future years, including during retirement. The Supplemental Deferred Compensation Plan is partially funded in a rabbi trust.

        In fiscal year 2015, the following named executive officers participated in the Supplemental Deferred Compensation Plan in the following amounts: Mr. Hirz deferred $52,000; Mr. Phegley deferred $126,657; Ms. Hong deferred $20,485; and Mr. Drew deferred $54,456. Mr. Trtek did not make any deferrals thereunder in fiscal year 2015. Amounts deferred under the Supplemental Deferred

Compensation Plan are then credited to each respective named executive officer's account based on his or her individual selections from a portfolio of available investments.

        See "—Nonqualified Deferred Compensation Table" for further information regarding the Supplemental Deferred Compensation Plan.

Pension Plan

        We maintain a defined benefit pension plan (the "Pension Plan") that was frozen in June 2008 for all participants and for benefit accruals, other than with respect to employees in our subsidiary, Commerce Distribution Company LLC or certain non-management employees in our warehouse or transportation departments. Messrs. Phegley and Trtek were participants in the Pension Plan prior to the Pension Plan being frozen and have fully vested benefits therein. The Pension Plan is not an ongoing element of our compensation philosophy, but is considered when reviewing whether the total compensation of our executives is balanced.

        No payments were made to any named executive officer in fiscal year 2015 under the Pension Plan. The following were the present values of the accounts of our named executive officers under the Pension Plan as of the end of fiscal year 2015: Mr. Phegley, $239,291; and Mr. Trtek, $216,346. All present values in the participants' Pension Plan accounts decreased between the end of fiscal year 2014 and the end of fiscal year 2015. The respective incremental decreases in the present value of the accounts between the end of fiscal year 2014 and the end of fiscal year 2015 were as follows: Mr. Phegley, $33,879; and Mr. Trtek, $26,594.

        See "—Pension Benefits Table" for further information regarding the Pension Plan.

Supplemental Executive Retirement Plan

        We maintain the Supplemental Executive Retirement Plan (the "SERP"), which is a non-qualified defined benefit plan for our senior executives. The SERP was frozen to all participants and benefit accruals in January 2008. However, all of our named executive officers who are eligible to receive benefits pursuant to the Pension Plan are entitled to receive benefits equal to a certain percentage of their compensation, less the amounts payable under the Pension Plan. The SERP is not an ongoing element of our compensation philosophy, but is considered when reviewing whether the total compensation of our executives is balanced. The SERP is partially funded in a rabbi trust.

        Messrs. Phegley and Trtek were participants in the SERP prior to the SERP being frozen and have vested benefits in the SERP. No payments were made to any named executive officer in fiscal year 2015 under the SERP. The following were the present values of the accounts under the SERP as of the end of fiscal year 2015: Mr. Phegley, $2,131,764; and Mr. Trtek, $1,162,076. All present values in the participants' SERP accounts increased between the end of fiscal year 2014 and the end of fiscal year 2015. The respective incremental increase in the present value of the accounts between the end of fiscal year 2014 and the end of fiscal year 2015 were as follows: Mr. Phegley, $51,776; and Mr. Trtek, $33,197.

        See "—Pension Benefits Table" for further information regarding the SERP.

Severance

        We entered into an amended and restated employment agreement with Mr. Hirz in connection with the IPO that provides for severance under certain circumstances. We also executed an offer letter with Ms. Hong that provides for severance under certain circumstances. We maintain a severance plan for our senior executives, including all of our named executive officers other than Mr. Hirz and Ms. Hong. Additionally, certain of Mr. Hirz's options vest and become exercisable upon certain qualifying terminations. We believe that providing severance is a necessary element of "competitive compensation," and is in line with current market practices. Severance protection also enhances our ability to retain capable executive officers and can create management stability during periods of uncertainty.

        See "—Potential Payments Upon Termination or Change in Control" for information regarding severance benefits under Mr. Hirz's employment agreement, Ms. Hong's offer letter, the Severance Plan and certain of Mr. Hirz's options.

        Employment Agreement with David G. Hirz.    On September 23, 2014, we entered into an amended and restated employment agreement with Mr. Hirz pursuant to which he agreed to continue to be our President and Chief Executive Officer. The employment agreement is for a three-year term, provided that on the first anniversary of the effective date, and on each anniversary thereafter, the term of the employment agreement extends for an additional year unless either party provides 60 days' written notice prior to any such anniversary.

        Mr. Hirz is also subject to a Fair Competition Agreement with us, pursuant to which he is subject to certain non-competition and non-solicitation restrictions while employed and for a limited time after the termination of his employment. In addition, Mr. Hirz is subject to confidentiality and non-disparagement restrictions.

        Eleanor E. Hong Offer Letter.    On January 27, 2014, we executed an offer letter with Ms. Hong pursuant to which she agreed to be our Senior Vice President and Chief Marketing Officer.

        Ms. Hong is also subject to a Fair Competition Agreement with us, pursuant to which she is subject to certain non-competition and non-solicitation restrictions while employed and certain non-solicitation provisions for a limited time after the termination of her employment. In addition, Ms. Hong is subject to confidentiality and non-disparagement restrictions.

Tax Considerations

        As a general matter, our board of directors and the Compensation Committee review and consider the various tax and accounting implications of compensation programs we utilize.

        Section 162(m) of the Code ("Section 162(m)") generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and the three other most highly compensated executive officers (excluding the chief financial officer) unless certain performance and other requirements are met. Our intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our named executive officers, and we believe that a substantial portion of our current executive compensation program (including the stock options and other awards that may be granted to our named executive officers as described above) satisfies the requirements for exemption from the $1,000,000 deduction limitation. We intend to comply with applicable laws in order to rely on the transition rules under Section 162(m) for newly public companies. To the extent the transition rules under Section 162(m) apply to us, the $1,000,000 deduction limitation would not apply. However, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible.

Stock Ownership Guidelines

        To further align the long-term interests of our executives and our stockholders, in February 2016, the Board approved stock ownership guidelines applicable to our Chief Executive Officer, other executive officers and non-employee directors. The guidelines require our Chief Executive Officer to maintain beneficial ownership of shares of our common stock equal in market value to five times his annual base salary, our executive vice presidents to maintain beneficial ownership of shares of our common stock equal in market value to three times his or her respective annual base salary, and our senior vice presidents to maintain beneficial ownership of shares of our common stock equal in market value to two times his or her respective annual base salary. The guidelines require our non-employee directors to maintain beneficial ownership of shares of our common stock equal in market value to five times his or her respective annual cash retainer. Our Chief Executive Officer, other executive officers and non-employee directors have until February 2021 or, if later, five years from the effective date of their election, appointment or promotion, as the case may be, to satisfy these stock ownership guidelines.

Hedging and Pledging Policy

        Our insider trading policy expressly prohibits transactions involving hedging or pledging of shares of our common stock by directors, officers or employees.

Compensation Risk Assessment

        Management and Hay Group have conducted risk assessments of our compensation plans and practices and management has concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has reviewed and agrees with management's conclusion.

Role of Executive Officers in Determining Compensation for Our Executive Officers

        Our Compensation Committee made all decisions regarding the compensation of our executive officers, after considering recommendations by Mr. Hirz (other than with respect to his own compensation); provided that the full board of directors approved the equity awards for Mr. Drew.

        Our human resources department supports the Compensation Committee's work, and in some cases acts under delegated authority to administer compensation programs.

Role of the Compensation Committee in Executive Compensation

        As described above, during fiscal year 2015, our Compensation Committee made all decisions regarding the compensation of our executive officers; provided that the full board of directors approved the equity awards for Mr. Drew.

        It is the Compensation Committee's responsibility to:

  •
  oversee the design of our executive compensation programs, policies and practices;

  •
  determine the types and amounts of most compensation for executive officers; and

  •
  review and approve the adoption, termination and amendment of, and to administer and, as appropriate, make recommendations to our board of directors regarding, our incentive compensation and stock option plans.

        The Compensation Committee considered and approved the payments under the 2015 Cash Incentive Program. In addition, as described above, the Compensation Committee has directly engaged Hay Group to assist in its review of compensation for our executive officers.

Compensation Committee Interlocks and Insider Participation

        In fiscal year 2015, none of our executive officers served as a director or member of the compensation committee of another entity whose executive officers served on our board of directors or the Compensation Committee.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on our review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Report.

COMPENSATION COMMITTEE
Adam L. Stein (Chairperson) Dennis T. Gies Paul N. Hopkins

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary Compensation Table for Fiscal Year 2015

        The following table contains information about the compensation paid to or earned by each of our named executive officers during our most recently completed fiscal year.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock awards ($)	Option awards ($)(1)		Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)(2)	All other compensation ($)(3)	Total ($)
David G. Hirz	2015	850,000	—		—	—		648,125	—	36,045	1,534,170
President and	2014	850,000	—		—	3,802,231	(4)	943,670	—	40,542	5,636,425
Chief Executive Officer	2013	850,000	—		—	5,039,781		694,875	81,948	39,671	6,706,275
Richard N. Phegley	2015	449,700	—		—	—		259,089	17,897	26,820	753,506
Senior Vice President and	2014	433,582	—		1,836,096	2,392,010	(4)	362,723	423,419	26,820	5,474,650
Chief Financial Officer	2013	425,000	—		—	1,714,141		260,578	980,078	26,670	3,406,467
Eleanor E. Hong	2015	438,317	50,000	(6)	—	—		188,490	—	54,940	731,747
Senior Vice President and Chief Marketing Officer(5)	2014	330,769	150,000	(6)	675,000	1,122,754		266,448	—	191,405	2,736,376
Scott Drew	2015	360,578	—		99,993	86,588		177,714	—	7,800	732,673
Executive Vice President, Operations, Smart & Final(7)
Martin J. Trtek	2015	380,770	—		—	—		283,080	6,603	25,020	695,473
President, Cash & Carry	2014	294,859	—		—	370,891		260,946	238,794	30,155	1,195,645
	2013	271,986	—		—	655,776		192,736	—	27,482	1,147,980

(1)
The amounts shown for option awards are based on the grant date fair value of awards calculated in accordance with FASB ASC Topic 718. The assumptions used in determining the amounts in this column are set forth in Note 12, Share-Based Compensation, to our consolidated financial statements for fiscal year 2015. For information regarding the number of shares underlying stock option grants awarded in fiscal year 2015 and other features of those grants, see the "—Grants of Plan-Based Awards Table" below.

(2)
The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for fiscal year 2015 are comprised of changes between December 31, 2014 and December 31, 2015 in the actuarial present value of the accumulated pension benefits for Messrs. Phegley and Trtek, who participate in our frozen Pension Plan and SERP. Pension values may fluctuate significantly from year to year depending on a number of factors, including age, years of service, average annual earnings and the assumptions used to determine the present value, such as the discount rate. The assumptions used by the Company in calculating the change in pension value are described below in "Pension Benefits Table." The change in actuarial present value of accumulated pension benefits for fiscal year 2014 was significantly greater than the change in fiscal year 2013 primarily due to a lower discount rate and revised mortality assumptions for fiscal year 2014. The revised mortality assumptions were derived from the mortality tables and the mortality improvement scales published by the Society of Actuaries in October 2014. For fiscal year 2013, $0 was reported with respect to changes in pension values because there was a decrease in the actuarial present value of the pension values for Messrs. Phegley and Trtek in fiscal year 2013.

(3)
The amounts shown as All Other Compensation for fiscal year 2015 include: for Mr. Hirz, an annual car allowance of $18,000, personal use of a company car valued at $2,113, gasoline expenses of $512, the cost of the grandfathered executive medical plan in an amount equal to $7,620, and matching contributions under the 401(k) Plan of $7,800; for Mr. Phegley, an annual car allowance of $11,400, the cost of the grandfathered executive medical plan in an amount equal to $7,620, and matching contributions under the 401(k) Plan of $7,800; for Ms. Hong, a tax "gross-up" payment for the taxes associated with the Company's reimbursement of Ms. Hong's temporary housing and home buying and selling costs in an amount equal to $50,717, and matching contributions under the 401(k) Plan of $4,223; for Mr. Drew, matching contributions under the 401(k) Plan of $7,800; for Mr. Trtek, an annual car allowance of $9,600, the cost of the grandfathered executive medical plan in an amount equal to $7,620, and matching contributions under the 401(k) Plan of $7,800.

(4)
The amounts shown for options awards for Messrs. Hirz and Phegley for fiscal year 2014 include the value of a modification of the repurchase rights for awards granted pursuant to the 2012 Incentive Plan. Such rights expired in connection with the IPO. The value of the modification for Mr. Hirz was $1,126,466 and for Mr. Phegley was $383,137.

(5)
Ms. Hong was hired as our Senior Vice President and Chief Marketing Officer in February 2014.

(6)
Represents Ms. Hong's signing bonus, which was paid in four installments. Three installments were paid in fiscal year 2014, and one installment was paid in fiscal year 2015.

(7)
Mr. Drew was promoted from Senior Vice President, Operations to Executive Vice President, Operations, Smart & Final in March 2015.

Employment Agreement and Offer Letter

        We entered into an amended and restated employment agreement with Mr. Hirz on September 23, 2014 in connection with the IPO. We executed an offer letter with Ms. Hong on January 27, 2014 relating to Ms. Hong's employment as our Senior Vice President and Chief Marketing Officer, establishing her position and providing for compensatory terms. No other named executive officer is party to an employment agreement with the Company.

        See "Compensation of Our Named Executive Officers" and "—Potential Payments upon Termination or Change in Control" for discussions of the current compensatory terms applicable to each named executive officer and a description of the terms of Mr. Hirz's employment agreement and Ms. Hong's offer letter.

Grants of Plan-Based Awards Table

        The following table contains information about each grant of an award made to our named executive officers under any incentive plan in fiscal year 2015:

					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)								Grant Date Fair Value of Stock and Option Awards ($)
									Exercise or Base Price of Option Awards ($/share)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
David G. Hirz		425,000	850,000	1,700,000	—		—		—	—
Richard N. Phegley		169,894	339,788	679,577	—		—		—	—
Eleanor E. Hong		123,600	247,200	494,400	—		—		—	—
Scott R. Drew		117,188	234,376	468,751	—		—		—	—
	7/27/15				6,127	(2)	—		—	99,993
	7/27/15				—		15,000	(3)	16.32	86,588
Martin J. Trtek		140,000	280,000	560,001	—		—		—	—

(1)
Constitutes threshold, target and maximum award opportunities for our named executive officers under the 2015 Cash Incentive Program. See "—Fiscal Year 2015 Compensation—Elements of Our Executive Compensation Program—Cash Incentive Program" for information regarding the criteria applied in determining amounts payable under the awards. The actual amounts paid with respect to these awards are included in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table for Fiscal Year 2015.

(2)
The amounts shown in this column represent shares of restricted stock granted under the 2014 Incentive Plan. The restrictions with respect to 2,042 shares of the restricted stock lapse on July 27, 2016, the restrictions with respect to 2,043 shares of the restricted stock lapse on July 27, 2017 and the restrictions with respect to 2,042 shares of the restricted stock lapse on July 27, 2018.

(3)
These options vest at a rate of 25% per year on each of July 27, 2016, 2017, 2018 and 2019, subject to earlier termination upon the occurrence of specified events.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table contains information concerning unexercised options and unvested restricted stock awards for each named executive officer outstanding as of the end of fiscal year 2015 (after giving effect to the 190-for-one stock split of our common stock effected on September 19, 2014):

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested ($)
David G. Hirz	1,081,290	(1)	—		2.09	4/6/17	—		—
	959,500	(1)	—		2.51	1/1/19	—		—
	503,766	(2)	335,844		5.27	2/1/23	—		—
	503,766	(2)	335,844		7.90	2/1/23	—		—
	55,556	(3)	500,000		12.00	9/23/24	—		—
Richard N. Phegley	171,342	(2)	114,228		5.27	2/1/23	—		—
	171,342	(2)	114,228		7.90	2/1/23	—		—
	8,333	(3)	75,000		12.00	9/23/24	—		—
	—		345,362	(4)	12.00	9/23/24	—		—
	—		—		—		153,008	(4)	2,786,276
Eleanor E. Hong	18,126	(5)	145,001		12.00	9/23/24	—		—
	8,334	(6)	66,667		12.00	9/23/24	—		—
	—		—		—		45,001	(5)	819,468
Scott R. Drew	115,140	(1)	—		2.09	4/6/17	—		—
	148,960	(1)	—		2.09	1/27/18	—		—
	65,930	(1)	—		2.52	2/27/19	—		—
	65,550	(2)	43,700		5.27	2/1/23	—		—
	65,550	(2)	43,700		7.90	2/1/23	—		—
	16,666	(6)	66,667		12.00	9/23/24	—		—
	—		15,000	(7)	16.32	7/27/25	—		—
	—		—		—		6,127	(8)	111,573
Martin J. Trtek	65,550	(2)	43,700		5.27	2/1/23	—		—
	65,550	(2)	43,700		7.90	2/1/23	—		—
	16,666	(6)	66,667		12.00	9/23/24	—		—

(1)
Represents options that were rolled over in connection with the Ares Acquisition from options in our former parent company. All options that were rolled over were fully vested as of the time of the rollover. The number of shares of common stock subject to such options and the applicable exercise prices were equitably adjusted in connection with the rollover.

(2)
Represents options granted on February 1, 2013 that vest at a rate of 20% per year on each of November 15, 2013, 2014, 2015, 2016 and 2017, subject to earlier termination upon the occurrence of specified events. With respect to options granted to Mr. Hirz, see "—Potential Payments upon Termination or Change in Control—Option Agreements with David G. Hirz."

(3)
Represents options granted on September 23, 2014 that each vest at a rate of 10%/10%/20%/20%/40% on each of September 23, 2015, 2016, 2017, 2018 and 2019, subject to earlier termination upon the occurrence of specified events. With respect to options granted to Mr. Hirz, see "—Potential Payments upon Termination or Change in Control—Option Agreements with David G. Hirz."

(4)
Represents awards granted on September 23, 2014 that vest on the earlier of (i) May 30, 2017, (ii) a Change in Control and (iii) the first day on or after May 30, 2016 on which Ares no longer holds 50% or more of the voting power of the Company, subject to earlier termination upon the occurrence of specified events. See "—Potential Payments upon Termination or Change in Control—Option Agreements and Restricted Stock Agreement with Richard N. Phegley."

(5)
Represents awards granted on September 23, 2014 that vest at a rate of 20% per year on each of March 3, 2015, 2016, 2017, 2018 and 2019, subject to earlier termination upon the occurrence of specified events.

(6)
Represents awards granted on September 23, 2014 that vest at a rate of 20% per year on each of September 23, 2015, 2016, 2017, 2018 and 2019, subject to earlier termination upon the occurrence of specified events.

(7)
Represents awards granted on July 27, 2015 that vest at a rate of 25% per year on each of July 27, 2016, 2017, 2018 and 2019, subject to earlier termination upon the occurrence of specified events.

(8)
Represents awards granted on July 27, 2015. The restrictions with respect to 2,042 shares of the restricted stock lapse on July 27, 2016, the restrictions with respect to 2,043 shares of the restricted stock lapse on July 27, 2017 and the restrictions with respect to 2,042 shares of the restricted stock lapse on July 27, 2018.

        Market value of shares that have not yet vested was calculated using a price of $18.21 per share, which was the closing price on the last trading day prior to the end of the fiscal year.

Option Exercises and Stock Vested

        The following table describes, for the named executive officers, the number of shares acquired on the exercise of options, the value realized on exercise of options, the number of shares acquired on the vesting of restricted stock awards, and the value realized on the vesting of restricted stock awards during fiscal year 2015.

	Option awards			Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise ($)		Number of shares acquired on vesting	Value realized on vesting ($)
David G. Hirz	—	—		—	—
Richard N. Phegley	—	—		—	—
Eleanor E. Hong	26,455	152,987	(1)	11,249	168,285	(2)
Scott R. Drew	—	—		—	—
Martin J. Trtek	—	—		—	—

(1)
The value realized is computed as the difference between the fair market value of the underlying shares on the date of exercise and the exercise price times the number of options exercised.

(2)
The value realized is computed by multiplying the aggregate number of stock awards by $14.96, the closing price per share of our common stock on the NYSE on the vesting date.

Pension Benefits Table

        We maintain the Pension Plan that was frozen in June 2008. Messrs. Phegley and Trtek were participants in the Pension Plan prior to the Pension Plan being frozen and have fully vested benefits therein.

        Our named executive officers who participate in the Pension Plan may retire and begin receiving normal benefits at age 65. A participant is eligible to receive early retirement benefits under the Pension Plan after reaching age 55 and providing 10 years of service. Normal retirement benefits consist of a monthly benefit equal to a participant's final average earnings multiplied by 1.5% times years of service prior to 1992 plus 1.0% times years of service after 1992, minus any benefits received under any other pension plan related to the participant's service to us for which the participant receives benefits (e.g., a union pension plan). If a participant elects to receive early retirement benefits, such benefit will consist of the normal retirement benefits, reduced by 0.5% for each month the early retirement precedes the normal retirement date.

        We engaged the services of Willis Towers Watson to determine the present value of annual accrued and actual benefits under the Pension Plan. All assumptions regarding forms of payment, married percentages and ages of spouses remained the same in fiscal year 2015 as compared to fiscal year 2014.

        In addition, we maintain the SERP. The SERP was frozen to all participants and benefit accruals in January 2008. However, all of our named executive officers who are eligible to receive benefits pursuant to the SERP are entitled to receive benefits equal to a certain percentage of their compensation, less the amounts payable under the Pension Plan. Messrs. Phegley and Trtek were participants in the SERP prior to the SERP being frozen and have fully vested benefits under the SERP.

        We determine the present value of assets held in the SERP by each participant as of the end of each fiscal year. The calculations were performed on a person-by-person basis. Each participant's present value differs based on his individual election under the SERP. For example, participants could elect SERP benefits as single-life annuities, 15-year terms certain, joint-and-survivor or other applicable terms. Each election would have its own associated mortality assumption, if applicable. As a result of Mr. Phegley and Mr. Trtek moving closer to retirement eligibility, the present value of accumulated benefits increased by $51,776 for Mr. Phegley and $33,197 for Mr. Trtek. Other changes to the present value of accumulated benefits are generally the result of changes in interest rates and mortality assumptions. Also, there is no estimated rate of return on assets because the SERP is a nonqualified plan. The discount rate used to calculate the present value of SERP assets was 3.42% for 2014 and 3.69% for 2015.

        The following table contains information about our plans that provides for payments or other benefits at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David G. Hirz	—	—	—	—
Richard N. Phegley	Pension Plan	11	239,291	—
	Supplemental Executive
	Retirement Plan	15	2,131,764	—
Eleanor E. Hong	—	—	—	—
Scott R. Drew	—	—	—	—
Martin J. Trtek	Pension Plan	10	216,346	—
	Supplemental Executive
	Retirement Plan	15	1,162,076	—

Nonqualified Deferred Compensation Table

        We maintain the Supplemental Deferred Compensation Plan for a select group of our highly compensated employees, in which all our named executive officers are eligible to participate. Participants are entitled to defer up to 100% of their base compensation and incentive bonus in the Supplemental Deferred Compensation Plan.

        Deferred amounts are paid in accordance with the participant's elections under the Supplemental Deferred Compensation Plan. In the event of the participant's termination of employment, deferred amounts are generally paid within 90 days following termination of employment, except in the event of the participant's retirement or disability, in which case deferred amounts are paid, at the participant's prior election, within 90 days following retirement or disability, or the fifth, tenth or fifteenth anniversary of such retirement or disability. We provide a matching contribution to participants in the Supplemental Deferred Compensation Plan equal to the match such participant would have received under the 401(k) Plan, except to the extent such contributions are subject to limits imposed by qualified plans.

        Participants in the Supplemental Deferred Compensation Plan, including named executive officers, allocate their contributions and plan account balances among investment alternatives which track the performance of investment funds. The alternatives that named executive officers may elect to track include a money market fund, S&P 500 Index fund, a growth fund, a value fund, a mid-cap growth fund, a small-mid cap value fund, an international fund, a total return fund, a small-mid cap growth series, a small-cap value series, a small-cap index, a global bond and an index fund relating to investment in shares of common stock of Sprouts Farmers Markets, Inc.

        The following table contains information regarding nonqualified defined contribution and other nonqualified deferred compensation plans.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
David G. Hirz	52,000	—	216,192	24,183	411,404
Richard N. Phegley	126,657	—	2,562,996	24,183	4,566,885
Eleanor E. Hong	20,485	—	76	21,723	32,716
Scott R. Drew	54,456	—	(1,708)	—	294,414
Martin J. Trtek	—	—	—	—	—

Potential Payments upon Termination or Change in Control

        In this section, we describe payments that may be made to our named executive officers upon several events of termination, or upon a change in control, assuming such event occurred on the last day of fiscal year 2015 (except as otherwise noted).

        The information in this section does not include information relating to the following:

  •
  distributions under the Pension Plan, the SERP and the Supplemental Deferred Compensation Plan—see "—Fiscal Year 2015 Compensation—Elements of Our Executive Compensation Program—Pension Plan," "—Supplemental Deferred Compensation Plan" and "—Supplemental Executive Retirement Plan" for information regarding these plans; and

  •
  other payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including our 401(k) Plan.

Employment Agreement with David G. Hirz

        On September 23, 2014, we entered into an amended and restated employment agreement with Mr. Hirz that provides for severance in the event that Mr. Hirz's employment is terminated by the Company without Cause or by Mr. Hirz for Good Reason. In the event of either such termination, Mr. Hirz will be entitled to receive:

  •
  continuation of base salary for 24 months;

  •
  a prorated share of the annual bonus based on actual performance, payable at the time bonuses are paid generally; and

  •
  entitlement to exercise vested options for a period of 90 days after termination.

        In addition, in the event that Mr. Hirz's employment is terminated within 60 days prior to or within one-year following a Change in Control (as defined in the 2014 Incentive Plan), he will be entitled to receive additional severance equal to two times his target annual bonus. In connection with such termination, to the extent permitted by Section 409A of the Code, any severance payable to Mr. Hirz will be paid in a lump sum.

        "Good Reason" generally means the occurrence of any of the following events by the Company, without Mr. Hirz's consent: (i) a material diminution of Mr. Hirz's authority, responsibility or duties, including if Mr. Hirz no longer reports directly to our board of directors; (ii) relocation to a principal place of employment that is 25 miles further (one-way) from Mr. Hirz's current residence than the current headquarters in Commerce, California is from such residence; or (iii) failure by the Company to comply with any material obligation imposed by the employment agreement. However, the Company may reduce Mr. Hirz's base salary in connection with a Company-wide reduction in salary or a reduction in salary of the Company's executive officers generally, and any such reduction shall not be deemed to be "Good Reason," provided that the percentage of any such reduction is no greater than the percentage reduction of any other officer.

        "Cause" generally means the occurrence of any of the following events by Mr. Hirz: (i) a breach of any material provision of the employment agreement or a breach of any provision of the Fair Competition Agreement between Mr. Hirz and the Company; (ii) (A) the commission of any felony or (B) the conviction or plea of nolo contendere to any misdemeanor, in each case, that causes or is likely to cause material harm or embarrassment to the Company or any of its subsidiaries or any of its affiliates; (iii) theft, embezzlement or fraud in connection with the performance of Mr. Hirz's duties; (iv) the misappropriation of any material business opportunity of the Company or any of its subsidiaries by Mr. Hirz; (v) any material failure by Mr. Hirz to comply with, observe or carry out the Company's written rules, regulations, policies and codes of ethics and/or conduct applicable to its employees generally; (vi) any material failure by Mr. Hirz to comply with, observe or carry out the written rules, regulations, policies, directions, codes of ethics and/or conduct and restrictions for senior executives of the Company; and (vii) substance abuse or use of illegal drugs that (A) materially impairs performance of Mr. Hirz's duties or (B) causes or is likely to cause material harm or embarrassment to the Company or any of its subsidiaries.

        In the event that Mr. Hirz's employment is terminated as a result of his death or disability, Mr. Hirz, his personal representative or guardian, as the case may be, is entitled to receive:

  •
  continuation of base salary for 24 months; and

  •
  a prorated share of the annual bonus based on actual performance, payable at the time bonuses are paid generally.

Eleanor E. Hong Offer Letter

        In January 2014, we executed an offer letter with Ms. Hong that provides for severance in the event that Ms. Hong's employment is terminated by the Company without Cause or by Ms. Hong for Good Reason. In the event of either such termination, Ms. Hong will be entitled to receive:

  •
  continuation of base salary for 12 months;

  •
  a prorated share of the annual bonus based on actual performance, payable at the time bonuses are paid generally;

  •
  continuation of medical, dental and vision insurance for the shorter of (a) 12 months or (b) until she obtains eligibility for such benefits from a subsequent employer;

  •
  executive level outplacement services for 12 months;

  •
  any unpaid sign-on bonus amounts that she would have been entitled to receive had she remained employed with the Company through 18 months of employment; and

  •
  entitlement to exercise vested options for a period of 90 days after termination.

        "Good Reason" generally means the occurrence of any of the following events by the Company, without Ms. Hong's consent: (i) a material diminution of Ms. Hong's responsibility or duties, as in effect on her start date; (ii) relocation to a principal place of employment that is 25 miles further (one-way) from Ms. Hong's current residence than the current headquarters in Commerce, California is from such residence; or (iii) failure by the Company to comply with any material obligation imposed by the offer letter or any documents relating to her option awards. However, the Company may reduce Ms. Hong's base salary in connection with a Company-wide reduction in salary or a reduction in salary of the Company's executive officers generally, and any such reduction shall not be deemed to be "Good Reason," provided that the percentage of any such reduction is no greater than the percentage reduction of any other officer.

        "Cause" generally means the occurrence of any of the following events by Ms. Hong: (i) the commission of any felony or a crime of moral turpitude; (ii) the commission of an act of gross negligence or fraud in connection with the performance of her duties; (iii) material violation of any policy of the Company; (iv) failure by or refusal of Ms. Hong to substantially perform her material employment duties or to implement the reasonable directives of the Company; and (v) willful engagement in misconduct that is materially injurious to the Company.

Severance Plan

        The Company maintains the Severance Plan, in which all of our named executive officers other than Mr. Hirz and Ms. Hong participate.

        In the event that the employment of any named executive officer who participates in the Severance Plan is involuntarily terminated by the Company for any reason other than on account of Cause (as defined below), death or disability, such named executive officer is entitled to receive the following severance benefits:

  •
  continuation of base salary for 12 months;

  •
  a prorated share of the annual bonus based on actual performance, payable at the time bonuses are paid generally;

  •
  continuation of medical, dental and vision insurance through the earlier of (i) 12 months or (ii) the date the participant obtains eligibility for welfare benefits from a subsequent employer; and

  •
  reasonable executive level outplacement services for 12 months.

        "Cause" generally means a finding by the Compensation Committee that the participant has (i) committed a felony or a crime involving moral turpitude, (ii) committed any act of gross negligence or fraud, (iii) failed, refused or neglected to substantially perform his or her employment duties (other than by reason of a physical or mental impairment) or to implement the reasonable directives of the Company (that is not cured within 30 days), (iv) violated any material policy of the Company (that is not cured within 30 days), or (v) engaged in fraud or misconduct that is materially injurious to the Company, monetarily or otherwise.

Option Agreements with David G. Hirz

        The following vesting provisions apply to options granted to Mr. Hirz on February 1, 2013 and September 23, 2014:

  •
  upon a Change in Control (as defined in the 2012 Stock Incentive Plan or the 2014 Stock Incentive Plan, as applicable) on or prior to September 23, 2016, the stock options will vest and become exercisable on the 24-month anniversary of the Change in Control, subject to Mr. Hirz's continued employment through such 24-month anniversary;

  •
  upon a Change in Control after September 23, 2016, the stock options will vest and become exercisable on the 13-month anniversary of the Change in Control, subject to Mr. Hirz's continued employment through such 13-month anniversary; and

  •
  if Mr. Hirz is terminated without Cause or resigns for Good Reason (as defined in his employment agreement) within 60 days prior to or at any time following the date of a Change in Control, the stock options will vest and become exercisable on the date of such termination, or, if later, the date of such Change in Control.

        With respect to the options granted to Mr. Hirz on September 23, 2014, in the event that Mr. Hirz's employment is terminated by the Company without Cause or by Mr. Hirz for Good Reason (each as defined above under "—Employment Agreement with David G. Hirz") prior to a Change in Control, the options will vest and become exercisable on the date of such termination with respect to a percentage of the unvested options equal to a fraction, the numerator of which is the number of complete years Mr. Hirz has remained employed since the date of grant and the denominator of which is five.

        For more information regarding these awards, see footnotes 2 and 3 to "—Outstanding Equity Awards at Fiscal Year-End Table."

Option Agreements and Restricted Stock Agreement with Richard N. Phegley

        Certain stock options and restricted stock granted to Mr. Phegley on September 23, 2014 vest and become exercisable, subject to continued employment, on the earlier of (i) May 30, 2017, (ii) a Change in Control (as defined in the 2014 Stock Incentive Plan) and (iii) the earliest date on or after May 30, 2016 Ares no longer holds beneficial ownership of shares or securities representing 50% or more of the total voting power of the voting securities.

        For more information regarding these awards, see footnote 4 to "—Outstanding Equity Awards at Fiscal Year-End Table."

        The following table sets forth information on the potential payments to our named executive officers upon certain terminations or upon a change in control, assuming such termination or change in control occurred on January 3, 2016:

Name	Cash Payments ($)		Acceleration of Equity Vesting ($)		Continuation of Welfare Plans ($)(1)	Outplacement Services ($)(2)
David G. Hirz
Termination Without Cause/Resignation for Good Reason (other than in connection with a Change in Control)	2,348,125	(3)	621,000	(6)	—	—
Termination Due To Death or Disability	2,348,125	(3)	—		—	—
Termination Without Cause/Resignation for Good Reason in connection with a Change in Control	4,048,125	(4)	10,913,373	(7)	—	—
Change in Control	—		2,069,998	(8)	—	—
Richard N. Phegley
Termination Without Cause	712,140	(5)	—		31,925	11,500
Change in Control	—		4,930,974	(9)	—	—
Eleanor E. Hong
Termination Without Cause/Resignation for Good Reason	600,490	(5)	—		31,887	11,500
Scott R. Drew
Termination Without Cause	552,715	(5)	—		31,853	11,500
Martin J. Trtek
Termination Without Cause	683,081	(5)	—		24,910	11,500

(1)
Reflects the cost of 12 months' continuation of medical, dental and vision insurance premium payments.

(2)
Reflects the cost of 12 months of executive outplacement services.

(3)
Reflects 24 months' continuation of base salary and a prorated bonus based on actual performance.

(4)
Reflects 24 months' base salary, two times target annual bonus, and a prorated bonus based on actual performance.

(5)
Reflects 12 months' continuation of base salary and a prorated bonus based on actual performance.

(6)
Reflects the value of acceleration, determined based on the difference between the closing price of a share of our common stock on January 3, 2016 ($18.21) and the exercise price of the stock options, of a pro-rata portion of the unvested stock options granted to Mr. Hirz on September 23, 2014, as described above under "—Potential Payments upon Termination or Change in Control—Option Agreements with David G. Hirz."

(7)
Reflects the value of acceleration of all unvested stock options, based on the difference between the closing price of a share of our common stock on January 3, 2016 ($18.21) and the exercise price of the stock options.

(8)
Reflects the value of accelerated vesting of stock options that would be unvested at the conclusion of the 24-month period following a change in control, based on the difference between the closing price of a share of our common stock on January 3, 2016 ($18.21) and the exercise price of the stock options. This closing price has been assumed for purposes of this calculation, as the closing price of a share of common stock at the conclusion of the 24-month period is not known. Value from acceleration will not be realized until the conclusion of the 24-month period following a change in control, and the affected options remain unvested and subject to forfeiture until that time, as described above under "—Potential Payments upon Termination or Change in Control—Option Agreements with David G. Hirz."

(9)
Reflects the value of acceleration of certain unvested stock options granted to Mr. Phegley on September 23, 2014, based on the difference between the closing price of a share of our common stock on January 3, 2016 ($18.21) and the exercise price of the stock options, and restricted stock granted to Mr. Phegley on September 23, 2014, based on the closing price of a share of our common stock on January 3, 2016, as described above under "—Potential Payments upon Termination or Change in Control—Option Agreements and Restricted Stock with Richard N. Phegley."

DIRECTOR COMPENSATION

        Our board of directors maintains a compensation program, pursuant to which each of our independent directors is entitled to the following fees and awards:

  •
  an annual cash retainer of $50,000;

  •
  an additional annual cash retainer of $15,000 to the chairperson of the Audit Committee;

  •
  an additional annual cash retainer of $10,000 to the chairperson of the Compensation Committee;

  •
  an additional annual cash retainer of $6,000 to the chairperson of the Nominating Committee;

  •
  $1,500 for each committee or board meeting attended; and

  •
  a grant of restricted stock under the 2014 Incentive Plan in an amount equal to $100,000 per year, which will vest ratably on each of the first four anniversaries of the grant date.

        In fiscal year 2015, only Messrs. Hopkins and Tuchman were granted restricted stock awards, as the other directors received restricted stock or stock options prior to or in connection with the IPO. We expect that the Company will make annual grants of restricted stock in accordance with its director compensation program commencing in fiscal year 2016. Directors are also subject to stock ownership guidelines, as described above under "—Compensation Discussion and Analysis—Stock Ownership Guidelines."

        Directors who are not independent directors do not receive any compensation for their services as directors.

        We also reimburse each of our directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with their attendance in person at board of directors and committee meetings.

Director Compensation Table for Fiscal Year 2015

        The following table contains information concerning the compensation of our non-employee directors in fiscal year 2015.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Total ($)
Richard A. Anicetti(2)	52,500	—	52,500
Norman H. Axelrod	56,000	—	56,000
Dennis T. Gies(3)	74,000	—	74,000
Paul N. Hopkins(4)	20,000	28,765	48,765
David B. Kaplan(3)	54,500	—	54,500
Adam L. Stein(3)	82,500	—	82,500
Kenneth I. Tuchman(4)	20,000	28,765	48,765
Joseph S. Tesoriero	89,000	—	89,000

(1)
The amounts shown for stock awards relate to restricted stock granted under the 2014 Incentive Plan. These amounts are based upon the grant date fair value of awards calculated in accordance with FASB ASC Topic 718. The assumptions used in determining the amounts in this column are set forth in Note 12, Share-Based Compensation, to our consolidated financial statements for fiscal year 2015. Each of Mr. Hopkins and Mr. Tuchman was granted 1,737 shares of restricted stock, which vest at a rate of 25% on each of November 16, 2016, 2017, 2018 and 2019, provided he has remained in service until the vesting date.

(2)
Resigned from the Board in September 2015.

(3)
Fees paid to ACOF Operating Manager III, LLC and ACOF Operating Manager IV, LLC, which are parties to the Management Services Agreements.

(4)
Represents pro rata fees based upon start date.

 ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL 3)

        In accordance with Section 14A of the Exchange Act, which was added by The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the related SEC rules promulgated thereunder, we are providing our stockholders the opportunity to cast a non-binding advisory vote to approve the compensation of the named executive officers. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. The Board recommended, and the stockholders approved at our 2015 Annual Meeting of Stockholders, that such advisory vote would be conducted once every year.

        As described in the "Compensation Discussion and Analysis" section of these proxy materials, the primary objectives of our executive compensation program are to (i) offer balanced total compensation in an effort to satisfy our stockholder, Company and individual executive goals, (ii) attract and retain high caliber executives and key personnel by offering competitive compensation, (iii) align the compensation of executives with the goals of the Company by offering performance incentives and (iv) increase, when appropriate, the percentage of total compensation that is "at risk" proportionate to executives' overall responsibilities, position and compensation. The foregoing objectives are applicable to the compensation of our named executive officers. We urge our stockholders to review the Executive Compensation above and the compensation tables and narrative discussion included therein for more information.

        We believe that our executive compensation program achieves these objectives by balancing multiple compensation elements, while keeping an appropriate portion of compensation "at risk," which has enabled us to successfully motivate and reward the named executive officers. We believe such program is appropriate in light of our overall compensation philosophy and objectives and has played an essential role in our continued growth and financial success by aligning the long-term interests of the named executive officers with the long-term interests of our stockholders.

        For these reasons, the Board recommends a vote in favor of the following resolution:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        As an advisory vote, this proposal is not binding upon us. Notwithstanding the advisory nature of this vote, the Compensation Committee values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers. Furthermore, stockholders are welcome to bring any specific concerns regarding executive compensation to the attention of the Board at any time throughout the year. Please refer to "Other Board Information—Stockholder Communications" above for information about communicating with the Board.

        The affirmative vote of the holders of a majority of the votes cast by our stockholders in person or represented by proxy and entitled to vote is required to approve this Proposal 3.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THESE PROXY MATERIALS.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table below sets forth information regarding the beneficial ownership of our common stock as of March 15, 2016 by (i) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock; (ii) the Named Executive Officers; (iii) each of our directors and nominees for director; and (iv) all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the Exchange Act and includes voting and investment power with respect to our common stock. The following table includes common stock issuable within 60 days of March 15, 2016, upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Percentage of beneficial ownership is based on 73,659,243 shares of common stock outstanding at March 15, 2016. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns.

        Unless otherwise indicated, the address of each beneficial owner listed below is c/o Smart & Final Stores, Inc., 600 Citadel Drive, Commerce, California 90040.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Shares		Percentage
Named Executive Officers and Directors:
David G. Hirz	3,078,113	(2)	4.18%
Richard N. Phegley	1,191,445	(3)	1.62%
Eleanor Hong	81,836	(4)	*
Scott R. Drew	486,923	(5)	*
Martin J. Trtek	261,766	(6)	*
David B. Kaplan	—		—
Norman H. Axelrod	113,858	(7)	*
Andrew A. Giancamilli	75,620	(8)	*
Dennis T. Gies	—		—
Paul N. Hopkins	4,237	(9)	*
Adam L. Stein	—		—
Joseph S. Tesoriero	7,375	(10)	*
Kenneth I. Tuchman	1,737	(11)	*
All directors and executive officers as a group (19 persons)	6,606,684		8.97%
5% Stockholders:
Ares Corporate Opportunities Fund III, L.P.	22,109,381	(12)	30.02%
Ares Corporate Opportunities Fund IV, L.P.	22,109,381	(12)	30.02%
Baron Capital Group, Inc.	4,329,682	(13)	5.88%

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities.

(2)
Consists of (i) 43,885 shares directly held by Mr. Hirz and (ii) 3,034,228 shares issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of

  March 15, 2016. Mr. Hirz is our President and Chief Executive Officer and a member of our board of directors.

(3)
Consists of (i) 687,420 shares directly held by Mr. Phegley, (ii) 153,008 shares of restricted stock with restrictions that lapse on May 30, 2017 and (iii) 351,017 shares issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of March 15, 2016. Mr. Phegley is our Senior Vice President and Chief Financial Officer.

(4)
Consists of (i) 21,625 shares directly held by Ms. Hong, (ii) 33,751 shares of time-vested restricted stock and (iii) 26,460 shares issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of March 15, 2016. Ms. Hong is Senior Vice President and Chief Marketing Officer.

(5)
Consists of (i) 3,000 directly held shares by Mr. Drew, (ii) 6,127 shares of time-vested restricted stock and (iii) 477,796 shares issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of March 15, 2016. Mr. Drew is Executive Vice President, Operations, Smart & Final.

(6)
Consists of (i) 114,000 shares directly held by Mr. Trtek and (ii) 147,766 shares issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of March 15, 2016. Mr. Trtek is President of our Cash & Carry stores.

(7)
Consists of (i) 76,238 shares directly held by Mr. Axelrod and (ii) 37,620 shares issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of March 15, 2016. Mr. Axelrod is a member of our board of directors.

(8)
Consists of (i) 38,000 shares directly held by Mr. Giancamilli and (ii) 37,620 shares issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of March 15, 2016. Mr. Giancamilli is a member of our board of directors.

(9)
Consists of (i) 2,500 shares directly held by Mr. Hopkins and (ii) 1,737 shares of time-vested restricted stock. Mr. Hopkins is a member of our board of directors.

(10)
Consists of (i) 1,000 shares directly held by Mr. Tesoriero and (ii) 6,375 shares issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of March 15, 2016. Mr. Tesoriero is a member of our board of directors.

(11)
Consists of 1,737 shares of time-vested restricted stock held by Mr. Tuchman. Mr. Tuchman is a member of our board of directors.

(12)
Shares of our common stock are held directly by ACOF III and ACOF IV. The manager of ACOF III is ACOF Operating Manager III, LLC ("ACOF Operating Manager III"), and the sole member of ACOF Operating Manager III is Ares Management LLC ("Ares Management LLC"). The manager of ACOF IV is ACOF Operating Manager IV, LLC ("ACOF Operating Manager IV"), and the sole member of ACOF Operating Manager IV is Ares Management LLC.

The sole member of Ares Management LLC is Ares Management Holdings L.P. ("Ares Management Holdings") and the general partner of Ares Management Holdings is Ares Holdco, LLC ("Ares Holdco"). The sole member of Ares Holdco is Ares Holdings Inc. ("Ares Holdings"), whose sole stockholder is Ares Management. The general partner of Ares Management is Ares Management GP LLC ("Ares Management GP") and the sole member of Ares Management GP is Ares Partners Holdco LLC ("Ares Partners" and, together with ACOF III, ACOF IV, ACOF Operating Manager III, ACOF Operating Manager IV, Ares Management LLC, Ares Management Holdings, Ares Holdco, Ares Holdings, Ares Management, and Ares Management GP, the "Ares Entities"). Ares Partners is managed by a board of managers (the "Ares Board"), which is composed of Michael Arougheti, David Kaplan, John Kissick, Antony

  Ressler and Bennett Rosenthal. Decisions by the Ares Board generally are made by a majority of the members of the Board, which majority, subject to certain conditions, must include Antony Ressler. Each of the Ares Entities (other than each of ACOF III and ACOF IV with respect to the shares held directly by it) and the members of the Ares Board and the other directors, officers, partners, stockholders, members and managers of the Ares Entities expressly disclaims beneficial ownership of the shares of our common stock. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

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Based on the Schedule 13G filed with the SEC on February 15, 2016, (i) Baron Capital Group, Inc. has shared voting power over 3,859,682 shares and shared dispositive power over 4,329,682 shares, (ii) BAMCO, Inc. has shared voting power over 3,652,729 shares and shared dispositive power over 4,122,729 shares, (iii) Baron Capital Management, Inc. has shared voting power and shared dispositive power over 206,953 shares and (iv) Ronald Baron has shared voting power over 3,859,682 shares and shared dispositive power over 4,329,682 shares. The address of each beneficial owner is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our directors, executive officers and holders of more than 10% of our common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with the SEC on Forms 3, 4 and 5 with respect to their ownership and change of ownership of our common stock. Based solely upon a review of the copies of these forms or written representations that no Form 5 was required, which we have received from such persons or entities for transactions in our common stock and their common stock holdings for our fiscal year ended January 3, 2016, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and holders of more than 10% of our common stock.

2017 ANNUAL MEETING

        Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for our 2017 annual meeting of stockholders (the "2017 Annual Meeting") must be received by us no later than December 1, 2016 to be presented at the 2017 Annual Meeting or to be eligible for inclusion in the proxy materials related thereto under the SEC's proxy rules. Such proposals can be sent to us at Smart & Final Stores, Inc., 600 Citadel Drive, Commerce, California 90040, Attention: Leland P. Smith, Secretary.

        In addition, pursuant to Section 1.11 of the Bylaws, any stockholder proposal other than those submitted pursuant to Rule 14a-8 of the Exchange Act must be timely to be properly brought before the 2017 Annual Meeting. To be timely, such stockholder proposal shall be received by our secretary at our principal executive offices at 600 Citadel Drive, Commerce, California 90040 between the opening of business on January 19, 2017 and the close of business on February 18, 2017. Such stockholder proposals must also be in compliance with the additional requirements set forth in the Bylaws. However, if the date of the 2017 Annual Meeting is more than 30 days before or more than 60 days after May 19, 2017, to be timely, such stockholder proposals must be received not earlier than the 120th day prior to the date of the 2017 Annual Meeting and not later than (i) the close of business on the 90th day prior to the date of the 2017 Annual Meeting or (ii) the tenth day following the day on which the public announcement of the date of the 2017 Annual Meeting is first made.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. SMART & FINAL STORES, INC. 600 CITADEL DRIVE COMMERCE, CA 90040 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees Andrew A. Giancamilli For 0 0 0 For 0 0 Against 0 0 0 Against 0 0 Abstain 0 0 0 Abstain 0 0 1a 1b Adam L. Stein 1c Kenneth I. Tuchman The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal 2016. 3. To approve, by non-binding vote, the compensation paid to the Company's named executive officers. NOTE: To vote and otherwise represent the undersigned on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000271336_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report is/ are available at www.proxyvote.com . PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SMART & FINAL STORES, INC. The undersigned hereby appoints Richard N. Phegley and Leland P. Smith, and each of them, with power to act without the other and with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Smart & Final Stores, Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 19, 2016 or any adjournments thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side 0000271336_2 R1.0.1.25